UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

WEB.COM GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WEB.COM GROUP, INC.
12808 Gran Bay Parkway West
Jacksonville, Florida 32258

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 7, 2014

Dear Stockholder:

You are cordially invited to attend the 2014 Annual Meeting of Stockholders of WEB.COM GROUP, INC., a Delaware corporation (the “Company”). The meeting will be held on Wednesday, May 7, 2014 at 10:30 a.m. local time, at the Company’s offices located at 12808 Gran Bay Parkway West, Jacksonville, Florida 32258.

The purpose of the Annual Meeting is to:

1.	To elect two directors to hold office until the 2017 Annual Meeting of Stockholders.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

3.	To approve the Company’s 2014 Equity Incentive Plan.

4.	To provide an advisory vote on the Company’s executive compensation.

Stockholders who owned Web.com Group, Inc. common stock at the close of business on the record date, March 7, 2014, are entitled to vote at the meeting, or any postponement or adjournment thereof.

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on May 7, 2014:

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, including consolidated financial statements, are available to you at: www.proxyvote.com.

By Order of the Board of Directors
Web.com Group, Inc.

Matthew P. McClure
Secretary

Jacksonville, Florida
April 1, 2014

YOUR VOTE IS IMPORTANT

Even if you plan to attend the meeting in person, please date, sign and return your proxy card in the enclosed envelope, or vote via telephone, or the internet, prior to the meeting and as promptly as possible to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

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WEB.COM GROUP, INC.
12808 Gran Bay Parkway West
Jacksonville, Florida 32258

PROXY STATEMENT
FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

May 7, 2014

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

Web.com Group, Inc. (sometimes referred to as the “Company” or “Web.com”), on behalf of its Board of Directors (the “Board)”, is soliciting your proxy to vote on certain matters at the 2014 Annual Meeting of Stockholders (or any postponement or adjournment thereof). This Proxy Statement summarizes the information you need to review in order to vote. You are invited to attend this annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares, and instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or Internet.

The Company intends to mail this proxy statement and accompanying proxy card on or about April 1, 2014 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Stockholders who owned Web.com common stock at the close of business on the record date, March 7, 2014, are entitled to vote at the meeting. As of the record date, there were 51,597,828 shares of common stock outstanding and entitled to vote.

Stockholder of Record:

If on March 7, 2014 your shares were registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or Internet as instructed below to ensure your vote is counted.

Beneficial Owner:

If on March 7, 2014 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

Notice and Access

You will find information regarding the matters to be voted on in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. We are sending many of our stockholders a notice regarding the availability of this proxy statement, our Annual Report on Form 10-K for year ended December 31, 2013 and other proxy materials via the Internet. This notice instructs you how to access and review the proxy materials and how to submit your vote over the Internet, and you should follow the instructions set forth in the notice.

How do I attend the annual meeting?

The meeting will be held on Wednesday, May 7, 2014, at 10:30 a.m. local time at the Company’s offices located at 12808 Gran Bay Parkway West, Jacksonville, Florida 32258. If you plan to attend the Annual Meeting and need directions or special assistance, please contact our Investor Relations Department at (904) 680-6600. Information on how to vote in person at the annual meeting is discussed below.

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What am I voting on?

There are four proposals scheduled for a vote:

1.	To elect two directors to hold office until the 2017 Annual Meeting of Stockholders.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

3.	To approve the Company’s 2014 Equity Incentive Plan.

4.	To provide an advisory vote on the Company’s executive compensation.

How do I vote?

•	You may either vote “For” each nominee to the Board or you may “Withhold” your vote for each nominee.
•	You may vote “For”, “Against”, or “Abstain” on the ratification of Ernst & Young as the Company’s auditors for 2014.
•	You may vote “For”, “Against”, or “Abstain” on the approval of the Company’s 2014 Equity Incentive Plan.
•	You may vote “For”, “Against,”, or “Abstain” on the advisory vote on the compensation for named executive officers.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	If you wish to vote in person, you will receive a ballot when you arrive at the annual meeting.
•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.
•	To vote over the telephone, dial toll-free 1-800-690-6903 and follow the recorded instructions. You will be asked to provide your holder account number and proxy access number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern time on May 6, 2014 to be counted.
•	To vote on the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide your holder account number and proxy access number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern time on May 6, 2014 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Web.com. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

You have one vote for each share of common stock you own as of the close of business on March 7, 2014.

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What if I return a proxy card but do not make specific choices?

If you return a signed proxy card without marking any voting selections, your proxy will follow the Board’s recommendations and vote your shares as follows:

“For” the election of nominees for director;

“For” the ratification of Ernst & Young as the Company’s auditors for 2014;

“For” the approval of the 2014 Equity Incentive Plan; and

“For” the approval of the executive compensation.

If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his judgment.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, the Company’s directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. The Company may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.
•	You may send a written notice that you are revoking your proxy to the Company’s Secretary at 12808 Gran Bay Parkway West, Jacksonville, Florida 32258.
•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by February 6, 2015 to the Secretary of Web.com at 12808 Gran Bay Parkway West, Jacksonville, Florida 32258.

A stockholder nomination for director or a proposal that will not be included in next year’s proxy materials, but that a stockholder intends to present in person at next year’s annual meeting, must comply with the notice, information and consent provisions contained in the Company’s Bylaws. In part, the Bylaws provide that to timely submit a proposal or nominate a director you must do so by submitting the proposal or nomination in writing, to the Company’s Secretary at the Company’s principal executive offices no later than the close of business on February 6, 2015, (90 days prior to the first anniversary of the 2014 Annual Meeting Date) nor earlier than the close of business on January 7, 2015 (120 days prior to the first anniversary of the 2014 Annual Meeting Date). In the event that the Company sets an annual meeting date for 2015 that is not within 30 days before or after the anniversary of the 2014 Annual Meeting date, notice by the stockholder must be received no earlier than the close of business on the 120 days prior to the 2015 Annual Meeting and not later than the close of business on the later of the 90 days prior to the 2015 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2015 Annual Meeting is first made. The Company’s Bylaws contain additional requirements to properly submit a proposal or nominate a director. If you plan to submit a proposal or nominate a director, please review the Company’s Bylaws carefully. You may obtain a copy of the Company’s Bylaws by mailing a request in writing to the Secretary of Web.com at 12808 Gran Bay Parkway West, Jacksonville, Florida 32258.

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How are votes counted?

Votes will be counted by the inspector of elections appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes.

Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Generally, “non-discretionary” matters include director elections and other matters like those involving a contest or a matter that may substantially affect the rights or privileges of stockholders, such as mergers or stockholder proposals. This year, only Proposal 2 (ratification of the appointment of the independent registered public accounting firm) is a discretionary matter on which your broker may vote without your instruction.

How many votes are needed to approve each proposal?

•	For the election of directors, the two nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” affect the outcome of this proposal.
•	For the vote on the approval of Ernst & Young as the Company’s auditors for 2014, the proposal must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes have no effect and will not be counted towards the vote total.
•	For the approval of the 2014 Equity Compensation Plan, the proposal must receive a “For” vote from the majority of the shares presented and entitled to vote in person or by proxy.
•	For the vote regarding executive compensation to be considered approved, the proposal needs to receive “For” votes from the holders of a majority of the shares (among votes properly cast in person or by proxy). If you “Abstain” from voting, the abstention will have the same effect as an “Against” vote. Broker non-votes will have no effect. This vote is advisory in nature and is not binding on the Company.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of the shares outstanding on the record date are represented by stockholders present at the meeting or by proxy. On the record date, there were 51,597,828 shares outstanding and entitled to vote. Thus at least 25,798,915 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the meeting or a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in a Form 8-K to be filed on or before May 13, 2014.

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How can I access the Proxy Statement and Annual Report?

You can view the 2014 Proxy Statement and the 2013 Annual Report at http://ir.web.com/annuals.cfm or request a copy by mail, without charge, upon written request to: Secretary, Web.com Group, Inc., 12808 Gran Bay Parkway West, Jacksonville, Florida 32258.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Web.com’s stockholders will be “householding” the Company’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please either notify your broker or direct your written request to the Secretary, Web.com Group, Inc., 12808 Gran Bay Parkway West, Jacksonville, Florida 32258. You may also make these requests by calling the Secretary at (904) 680-6600. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013, IS AVAILABLE WITHOUT CHARGE AT http://www.ir.web.com OR BY MAIL UPON WRITTEN REQUEST TO: SECRETARY, WEB.COM GROUP, INC., 12808 GRAN BAY PARKWAY WEST, JACKSONVILLE, FLORIDA 32258.

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PROPOSAL 1

ELECTION OF DIRECTORS

Web.com’s Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until the director’s successor is elected and qualified or until the director’s death, resignation or removal. This includes vacancies created by an increase in the number of directors.

As of December 31, 2013, the Board had seven members. Of the three directors in the class whose term of office expires in 2014, only two are standing for re-election. Mr. David L. Brown, the Company’s Chief Executive Officer and President, and Mr. Timothy I. Maudlin, non-executive director, were last elected to the Board by the Company’s stockholders at its Annual Meeting of Stockholders on May 4, 2011. If elected at this annual meeting, both directors will serve until the 2017 annual meeting, or until that time and until their successors are elected and have qualified, or until such director’s death, resignation or removal.

Mr. Anton Levy is not standing for re-election at the 2014 Annual Meeting of Stockholders, and as a result, the size of the board will be reduced from seven to six directors at the end of Mr. Levy’s term.

It is the Company’s policy to encourage directors and nominees for director to attend the annual meeting, and all directors participated in the Company’s 2013 annual meeting.

Set forth below are brief biographies of Mr. Brown and Mr. Maudlin, the nominees for election at the annual meeting, and of each additional director whose term will continue after the annual meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2017 ANNUAL MEETING

David L. Brown, age 60, has served as our Chief Executive Officer since August 2000, as Chairman of the Board of Directors since October 2000, and as a member of our Board of Directors since August 1999. Mr. Brown is also President and has served in that position since October 2009, and previously from August 1999 until March 2000, and from August 2000 until September 2007. Mr. Brown was a managing partner of Atlantic Partners Group, a private equity firm, from March 2000 until August 2000. Prior to joining us, Mr. Brown founded Atlantic Teleservices, a technology services company in 1997, and served as its Chief Executive Officer from 1997 until its acquisition by the Company in August 1999. Mr. Brown holds a B.A. from Harvard University.

Based on his specific experience, qualifications, attributes and skills, the Board and the Nominating and Corporate Governance Committee continue to believe that Mr. Brown is well qualified to serve as a director of the Company. Specifically, when previously evaluating Mr. Brown’s qualifications, the Board and the Nominating and Corporate Governance Committee considered his valuable contributions in leadership to the Company and his experience as the Company’s Chief Executive officer for the past 14 years, his operational expertise, and his prior years of employment with a private equity firm and a technology services company as qualifications which would be beneficial in his role as a Board member.

Timothy I. Maudlin, age 63, has served as a member of the Company’s Board of Directors since February 2002 and was appointed Lead Director in January 2007. He is Chairman of the Audit Committee and a member of the Compensation Committee. Between May 2008 until its sale in July 2013, Mr. Maudlin served in numerous roles with ExactTarget, Inc., which was a NYSE-listed cross-channel, interactive marketing company, including Chair of the Audit Committee; Lead Director; and Chair of the Nominating and Governance Committee. Mr. Maudlin was also a director of Sucampo Pharmaceuticals, Inc., the NASDAQ Stock Market (“NASDAQ”) listed pharmaceutical company, a position held from September 2006 to February 2013. From August 2008 until its sale in 2011, Mr. Maudlin was a director of MediaMind Technologies, Inc., a NASDAQ listed advertising management solutions company. Mr. Maudlin served as a managing partner of Medical Innovation partners, a venture capital firm from 1989 through 2008. Mr. Maudlin was a member of the Board, Chairman of the Audit Committee and the Nominating and Corporate Governance Committee, and member of the Compensation Committee of Newegg, Inc., a privately-held ecommerce company until March 21, 2014. Mr. Maudlin is a certified public accountant and holds a BA from St. Olaf College and a M.M. from Kellogg School of Management at Northwestern University with Majors in Accounting, Finance and Management.

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In evaluating Mr. Maudlin’s combination of extensive financial experience, qualifications, attributes and skills, the Board and the Nominating and Corporate Governance Committee considered his experience as a board member over the last 10 years of a number of public and private companies and his 20 plus years as the managing partner of a venture capital firm as qualifications that would help in the Board’s oversight role in guiding the Company on its business strategy, public company reporting requirements, and financial oversight responsibilities. In addition, Mr. Maudlin is a certified public accountant and is an “audit committee financial expert” as defined by the rules and regulations of the SEC and NASDAQ.

THE BOARD OF DIRECTORS RECOMMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE

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DIRECTORS CONTINUING IN OFFICE UNTIL THE 2016 ANNUAL MEETING

Hugh M. Durden, age 71, has served as a member of the Company’s Board of Directors since January 2006. He is Chairman of the Compensation Committee and a member of the Audit Committee. Mr. Durden is currently Chairman of the Alfred I. DuPont Testamentary Trust, and a director of the Nemours Foundation since July 1997. He is also Chairman of the Investment Committee for the EARTH University Endowment Trust. He was a director of the St. Joe Company, a NYSE listed real estate development company, from 2000 until 2012, and Chairman of the St. Joe Board of Directors from 2009 until 2012. From January 1994 until December 2000, Mr. Durden served as President of Wachovia Corporate Services, and Executive Vice President of Wachovia Corporation, a banking corporation. Mr. Durden holds a B.A. degree from Princeton University and an M.B.A. from the Freeman School of Business at Tulane University.

Based on his specific experience, qualifications, attributes and skills, the Board and the Nominating and Corporate Governance Committee continue to believe that Mr. Durden is well qualified to serve as a director of the Company. Specifically, when previously evaluating Mr. Durden’s qualifications, the Board and the Nominating and Corporate Governance Committee considered his over 30 years of experience in corporate finance and his MBA in finance and considered his skills and experience as those that will be used to help guide the Company with its financial strategy. In addition, his current status as an “independent director” under NASDAQ and SEC rules played an important role in such evaluation.

Deborah H. Quazzo, age 53, has served as a member of the Board since her appointment on January 6, 2011. She is a member of the Audit Committee and the Nominating and Corporate Governance Committee. She is the Managing Partner of GSV Advisors, a merchant bank providing advisory and investment services to the education and business services sectors, and has been in this position since April 2009. She was co-founder and President of ThinkEquity Partners, an investment bank from 2001 until 2007, when it was acquired by London-based Panmure Gordon, and she served on the Board of Directors of Panmure Gordon from March 2007 to October 2008. Prior to 2001, she was Managing Director of the Investment Banking Division of Merrill Lynch & Co., and previously held positions with JP Morgan. She holds a B.A. from Princeton University and a M.B.A. from Harvard Business School.

Based on her specific experience, qualifications, attributes and skills, the Board and the Nominating and Corporate Governance Committee continue to believe that Ms. Quazzo is well qualified to serve as a director of the Company. Specifically, when previously evaluating Ms. Quazzo’s qualifications, the Board and the Nominating and Corporate Governance Committee considered her financial and entrepreneurial experience and considered her skills and experience in creating and growing businesses as a valuable asset to the Company. In addition, her current status as an “independent director” under NASDAQ and SEC rules played an important role in such evaluation.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2015 ANNUAL MEETING

Robert S. McCoy, Jr., age 75 has served as a member of the Company’s Board since March 2006. He is the Chairman of the Nominating and Corporate Governance Committee and a member of the Audit Committee. Since November 2003, Mr. McCoy has been a director of Krispy Kreme Doughnuts, Inc., a NYSE-listed food company, and is currently Lead Director, and Chairman of its Audit and member of its Governance Committee. Mr. McCoy was a director of MedCath Corporation from October 2003 until its dissolution in September 2012. Mr. McCoy retired in September 2003 as Vice Chairman and Chief Financial Officer of Wachovia Corporation, a diversified financial services company, where he had served as a senior executive officer since 1991. He was also the President and Chief Financial Officer of South Carolina National Bank from 1984 to 1991. Mr. McCoy holds a BBA from Western Michigan University with an Accounting Major. He was also a certified public accountant, and was a partner in the firm of PricewaterhouseCoopers from 1974 through 1984.

Based on his specific experience, qualifications, attributes and skills, the Board and the Nominating and Corporate Governance Committee believe that Mr. McCoy is well qualified to serve as a director of the Company. Specifically, when evaluating Mr. McCoy’s qualifications, the Board and the Nominating and Corporate Governance Committee considered his experience as a member of the boards of directors of Krispy Kreme Doughnuts, Inc. and MedCath Corporation, his financial experience as the Chief Financial Officer of Wachovia Corporation and as a partner at PricewaterhouseCoopers as skills and experience that will be useful to the Company in dealing with the Board’s oversight responsibilities of the Company’s public company reporting requirements, particularly in the financial arena. In addition, his current status as an “independent director” under NASDAQ and SEC rules played an important role in such evaluation.

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Philip J. Facchina, age 52, has served as a member of the Company’s Board since November 24, 2010. He is a member of the Compensation Committee and the Nominating and Corporate Governance Committee. He is currently a Partner, Co-Portfolio Manager and the Chief Operating Officer of Ramsey Asset Management, LLC, an investment management firm, where he has been employed since April 2008. From August 1998 to March 2008, he served as Head of Financial Sponsors and Senior Managing Director and Group Head of Technology, Media and Telecom and Healthcare Groups within Friedman, Billings, Ramsey and FBR Capital Markets, an investment banking firm. Mr. Facchina currently also serves as an Advisor to Johanna Foods, Inc. and as a member of the Board of Advisors of the Robert H. Smith School of Business at the University of Maryland. He holds a B.S. degree in Accounting from the University of Maryland, and an MBA degree from the University of Pennsylvania, Wharton School of Business.

Based on his specific experience, qualifications, attributes and skills, the Board and the Nominating and Corporate Governance Committee considered his 30+ years of business experience, including 10 years of investment banking experience, 6 years of investment management, and 12 years as a senior corporate executive, and considered his skills and experience as those that will be used to help guide the Company with its financial strategy

DIRECTOR CONTINUING THROUGH 2014 ANNUAL MEETING OF STOCKHOLDERS AND NOT STANDING FOR ELECTION

Anton J. Levy, age 39, has served as a member of the Company’s Board of Directors since October 27, 2011. He is also a member of the Compensation Committee. Mr. Levy is a managing director at General Atlantic, LLC, a global growth equity firm, where he has worked since August 1998; he leads its Global Internet and Technology practice and serves on its Executive and Investment Committees. Mr. Levy has worked with many of General Atlantic’s global portfolio companies and is a director on several of these companies, including Red Ventures LLC, Gilt Groupe, Inc., Snap AV, and Klarna AB, and manages a number of the General Atlantic’s other investments in the internet, marketing services, and media areas. Prior to joining General Atlantic, Mr. Levy was investment banker with Morgan Stanley & Co. from July 1996 to July 1998. Mr. Levy formerly served on the board of Dice Holdings, Mercado Libre, AKQA Holdings Inc., and Zantaz, Inc. Mr. Levy received his B.S. from the University of Virginia with degrees in Finance and Computer Science, and his MBA from Columbia University Graduate School of Business.

Based on his specific experience, qualifications, attributes and skills, the Board and the Nominating and Corporate Governance Committee believe that Mr. Levy is well qualified to serve as a director of The Company. Specifically, when Mr. Levy’s was appointed to the Board as part of the Network Solutions acquisition, the Board and the Nominating and Corporate Governance Committee considered his experience as a managing director at General Atlantic, LLC, as well as his experience as serving on a number of private and public companies’ boards of directors

Mr. Levy will not stand for election at the 2014 Annual Meeting of Stockholders.

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under NASDAQ listing standards, a majority of the members of a listed company’s Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board affirmatively has determined that the following directors are independent directors within the meaning of the applicable NASDAQ listing standards: Mr. Durden, Mr. Facchina, Mr. Levy, Mr. Maudlin, Mr. McCoy, and Ms. Quazzo. In making this determination, the Board found that none of the independent directors or nominees for director has a material or other disqualifying relationship with the Company. Mr. Brown, the Chief Executive Officer and President of the Company, is not an independent director.

MEETINGS OF THE BOARD OF DIRECTORS

The Board met eight times during the last fiscal year. Each incumbent Board member attended 88% or more of the aggregate of the meetings of the Board and of the committees on which each director served, held during the period for which each person was a director or committee member, respectively. Each nominee and continuing director attended 100% of such meetings.

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INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

On January 30, 2014, the Board amended the governance practices followed by the Company as documented in the Corporate Governance Principles to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The principles are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Principles set forth the practices the Board will follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer’s performance, evaluation and succession planning, and board committees and compensation. The Corporate Governance Principles were adopted by the Board to, among other things, reflect the changes to the NASDAQ listing standards and Securities and Exchange Commission rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The Corporate Governance Principles, as well as the charters for each committee of the Board, are periodically reviewed by the Board, and may be viewed at http://ir.web.com/documents.cfm

As required under applicable NASDAQ listing standards, during the fiscal year ended December 31, 2013, the Company’s independent directors met four times in regularly scheduled executive sessions at which only independent directors were present. Mr. Maudlin, Lead Director and chairman of the Audit Committee, presided over the executive sessions. Persons interested in communicating with the independent directors with their concerns or issues may address correspondence to a particular director or to the independent directors generally, in care of Web.com at 12808 Gran Bay Parkway West, Jacksonville, Florida 32258. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chairman of the Audit, Compensation, or Nominating and Corporate Governance Committees.

Mr. Brown serves as Chairman of the Board, Chief Executive Officer and President. The Company believes that having a combined Chief Executive Officer and Chairman of the Board role, it helps to ensure that the Board and management act with a common purpose. It is the Company’s view that separating the position of Chief Executive Officer and Chairman of the Board has the potential to give rise to a divided leadership, which could interfere with good decision-making and weaken the Company’s ability to develop and implement strategy. Instead, the Company believes that combining these two positions provides a single, clear chain of command to execute the Company’s strategic initiatives and business plans. In addition, the Company believes that this combination serves to act as a bridge between management and the Board, facilitating the regular flow of information, and knowledge of the Company.

The Board appointed Mr. Maudlin as Lead Director to help reinforce the independence of the Board as a whole. Mr. Maudlin’s responsibilities as Lead Director include: presiding at all executive sessions of the Board and giving the Chairman and CEO feedback on matters discussed; reviewing and providing input with respect to possible agenda items to be presented at the meeting; serving as principal liaison between the Chairman and the other independent directors of the Board; providing feedback to the Chairman and acting as a sounding board with respect to strategies, accountability, relationships and other issues; overseeing that the Board discharges its responsibilities, ensuring that the Board evaluates the performance of management objectively. Mr. Maudlin, in his position as Lead Director, plays a significant role not only in the Board’s leadership but in maintaining the independence of the Board.

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks related to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks, as well as having oversight of the enterprise risk management of the Company. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about the risks overseen by other committees.

The Board has three committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The following table provides the current membership and the meeting information for the fiscal year ended December 31, 2013 for each of the Board committees:

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Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Hugh M. Durden	x	x*
Philip J. Facchina		x	x
Anton J. Levy		x
Timothy I. Maudlin	x*	x
Robert S. McCoy, Jr.	x		x*
Deborah H. Quazzo	x		x
Total meetings in fiscal year 2013	7	5	1

 * Committee Chairperson

Below is a description of each committee of the Board. The Board has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

AUDIT COMMITTEE

The Audit Committee of the Board oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on the Company’s audit engagement team as required by law; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operation” set forth in the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K. During 2013 the Audit Committee met four times in executive session with the Company’s independent auditor.

The Audit Committee reviews with management and the Company’s auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment, risk management, and financial risk exposure, and the steps that management takes to monitor and control these exposures. The Audit Committee charter was amended in February 2012 and gives specific authority to the Audit Committee for this assessment of risk, and for oversight of the enterprise risk management of the Company.

The Audit Committee charter can be found on the Company’s website at http://ir.web.com/documents.cfm and is also attached to this proxy statement. The Board annually reviews the NASDAQ listing standards definition of independence for Audit Committee members and has determined that all members of the Company’s Audit Committee are independent (as required by Rule 5605 of the NASDAQ Listing Rules). The Board has determined that Mr. Maudlin qualifies as an “audit committee financial expert,” under applicable SEC rules.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the Audit Committee shall not constitute “soliciting material,” shall not be deemed “filed” with the SEC and is not to be incorporated by reference into any of the Company’s other filings under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

The Audit Committee oversees the quality and integrity of our financial reporting processes and our systems of internal accounting controls and reviews with management and the external auditors, as appropriate, the guidelines and policies with respect to risk assessment, risk management, and financial risk exposures, and the steps that management takes to monitor and control these exposures. Management is responsible for preparing the financial statements and for establishing and maintaining adequate internal control over financial reporting, and establishing and implementing guidelines and policies with respect to risk assessment, risk management and financial risk exposures. The external auditors are responsible for performing an independent audit of those financial statements and an independent audit of the effectiveness of our internal controls over financial reporting.

Communications with Management and Independent Registered Public Accounting Firm

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. In addition, the Audit Committee has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in rule 3200T. The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by the Public Company Accounting Oversight Board Rule No. 1, which relates to Ernst & Young LLP’s independence from the Company and its related entities, and has discussed their independence from the Company, including whether Ernst & Young LLP’s provision of non-audit services was compatible with that independence.

Committee Member Independence and Financial Expert

From January 1, 2013 to December 31, 2013, the Audit Committee was comprised of Messrs. Maudlin (Chair), Durden, and McCoy and Ms. Quazzo, all of whom satisfied the independence criteria of the NASDAQ listing standards for serving on an audit committee. SEC regulations require the Company to disclose whether its Board has determined that a director qualifying as a “financial expert” serves on the Company’s Audit Committee. The Board made a qualitative assessment of Mr. Maudlin’s level of knowledge and experience based on a number of factors, including, but not limited to, his formal education and previous experience as an audit manager with Arthur Andersen and as a chief financial officer, his understanding of internal controls and procedures for financial reporting, and an understanding of audit committee functions and responsibilities, and the Board has determined that Mr. Maudlin qualifies as a “financial expert” within the meaning of such regulations.

Recommendation Regarding Financial Statements

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements for the fiscal year ended December 31, 2013, be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

AUDIT COMMITTEE
Timothy I. Maudlin, Chair
Hugh M. Durden
Robert S. McCoy, Jr.
Deborah H. Quazzo

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COMPENSATION COMMITTEE

The Compensation Committee of the Board reviews and approves the overall compensation policies, plans and programs for the Company. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management; determines and approves the compensation and other terms of employment of the Company’s Chief Executive Officer; reviews and approves the compensation and other terms of employment of the other executive officers; reviews and, in consultation with the Nominating and Corporate Governance Committee, recommends to the full Board compensation for independent directors; and administers the Company’s stock option and purchase plans, stock bonus plans, deferred compensation plans and other similar programs. However, the Compensation Committee may, at its discretion and in accordance with the philosophy of making information available to the Board, present executive compensation matters to the entire Board for its review and approval. Commencing in 2008, the Compensation Committee also began to review with management the Company’s Compensation Discussion and Analysis and to consider whether to recommend that it be included in proxy statements and other filings. The Compensation Committee charter can be found on the Company’s corporate website at http://ir.web.com/documents.cfm. All members of the Company’s Compensation Committee are independent (for purposes of the NASDAQ Listing Rules).

During 2013 the Compensation Committee met seven times in executive session. In addition, various members of management and other employees as well as outside advisors and consultants are invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the sole authority to approve the consultant’s reasonable fees and other retention terms.

In connection with setting board and executive compensation for the 2013, the Compensation Committee engaged Prm Consulting Group, Inc. (“PRM”), a compensation consulting firm to evaluate the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals and to assist in refining the Company’s compensation strategy. As part of its engagement, PRM helped the Compensation Committee develop a comparative group of companies and performed analyses of compensation levels for that group. The specific duties of PRM in 2013 are described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement. Pursuant to SEC and NASDAQ Listing Rules, the Committee reviewed the independence of PRM in light of the factors enumerated in the NASDAQ Listing Rules. Based on this review and analysis, the Committee found PRM to be independent of management. No additional services in excess of $120,000 were performed by PRM.

The Compensation Committee generally acts on all equity awards to be granted under each of the Company’s Equity Incentive Plans at its regularly scheduled meetings, although from time to time, grants may be made outside of these regularly scheduled meetings to accommodate special business needs.

Historically, the Compensation Committee has made most significant adjustments to executive compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation as necessary throughout the year. The Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider materials such as financial reports and projections, operational data, tax and accounting information, summary descriptions of the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and recommendations of management, the Chief Executive Officer and the Compensation Committee’s compensation consultant.

The specific determinations made by the Committee with respect to executive compensation for fiscal 2013 are described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

From January 1, 2013 to December 31, 2013, the Compensation Committee consisted of Messrs. Durden (Chair), Maudlin, Facchina, and Levy. No member of the Compensation Committee is an officer or employee of the Company, and none of the Company’s executive officers serve as a member of a compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Compensation Committee. Therefore, there is no relationship that requires disclosure as a Compensation Committee interlock. Each of the Company’s directors holds Web.com’s securities as set forth under the heading “Security Ownership of Certain Beneficial Owners and Management.”

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company, reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board and developing a set of corporate governance principles for the Company. The Nominating and Corporate Governance Committee charter can be found on the Company’s corporate website at http://ir.web.com/documents.cfm. All members of the Nominating and Corporate Governance Committee are independent.

The Nominating and Corporate Governance Committee reviews candidates for director in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee may consider skills, age, and such other factors as it deems appropriate given the current needs of the board and the Company, to maintain a balance of knowledge, experience and capability. The Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, having demonstrated excellence in his or her field, having demonstrated the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. The Nominating and Corporate Governance Committee does not have a formal policy on diversity. Candidates for board membership are evaluated using the criteria identified above. During 2013 the Nominating and Corporate Governance Committee met one time in executive session.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates, and has not rejected a timely director nominee from a stockholder or stockholders holding more than 5% of the Company’s voting stock.

At this time, the Nominating and Corporate Governance Committee does not consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.

The Nominating and Corporate Governance Committee recommend to the Board of Directors that the nominees for election at the annual meeting be presented to the shareholders for approval.

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STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Company’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Secretary of Web.com at 12808 Gran Bay Parkway West, Jacksonville, Florida 32258. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual directors on a periodic basis. These communications will be reviewed by one or more employees of the Company designated by the Board, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and communications not requiring Board consideration). The screening procedures have been approved by a majority of the independent directors of the Board. All communications directed to the Audit Committee in accordance with the Company’s Whistleblower Policy that relates to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.

CODE OF ETHICS

The Company has adopted the Web.com Group, Inc. Code of Conduct that applies to all officers, directors and employees. The Code of Conduct is available on the Company’s website at http://ir.web.com/documents.cfm. If the Company makes any substantive amendments to the Code of Conduct or grants any waiver from a provision of the Code of Conduct to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

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PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young has audited the Company’s financial statements since 2002. Representatives of Ernst & Young are expected to be present at the annual meeting at which they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether to retain Ernst & Young as the Company’s independent registered public accounting firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young as the Company’s independent registered public accounting firm. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

INDEPENDENT AUDITORS

Ernst & Young audited the accounts of the Company and its consolidated entities and performed other services for the year ended December 31, 2013.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2013 and 2012, by Ernst & Young, the Company’s principal accountant (all fees described below were approved by the Audit Committee):

	Fiscal Year Ended December 31,
	2013	2012
	(in thousands $)
Audit Fees(1)	918	950
Audit-Related Fees (2)	66	-
Tax Fees (3)	27	20
All Other Fees (4)	3	2

(1)	Includes integrated audit fees, quarterly review fees, and fees for services related to SEC filings, including comfort letters and consents.
(2)	Includes fees for IT assurance services.
(3)	Includes fees for tax consulting services.
(4)	Subscription to EY Online, a research tool of Ernst & Young.

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PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee pre-approves all audit and non-audit services rendered by the Company’s independent registered accounting firm, Ernst & Young. While the Audit Committee Charter permits the Audit Committee to delegate pre-approval authority to one or more Committee members, as well as to the pre-approval of defined categories of services, the Audit Committee has not yet done so. To date, all pre-approval has been given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service.

The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young is compatible with maintaining the principal accountant’s independence. In 2013 the Audit Committee approved 100% of all the services performed by Ernst & Young.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF ERNST & YOUNG AS THE COMPANY’S INDEPENDENT AUDITORS
FOR YEAR ENDED DECEMBER 31, 2014

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PROPOSAL 3

APPROVAL OF THE ADOPTION OF THE

WEB.COM GROUP, INC. 2014 EQUITY INCENTIVE PLAN

We are asking our stockholders to approve the adoption of the Company’s 2014 Equity Incentive Plan at the annual meeting of stockholders. In this Proposal, we call this plan the 2014 Plan. On March 24, 2014, the Board, approved the 2014 Plan, subject to stockholder approval.

The 2014 Plan is critical to our ongoing efforts to build stockholder value, and approval of the 2014 Plan by our stockholders will allow us to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by our Board. The Board believes that our ability to grant stock awards to new and existing employees has helped and will continue to help us attract, retain, and motivate employees, and to further align their interests with those of stockholders.

Approval of the 2014 Plan by our stockholders also will constitute approval of terms and conditions set forth therein that will permit us to grant stock options and performance awards that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. In general, Section 162(m) of the Code disallows a deduction to any publicly held corporation and its affiliates for compensation paid to “covered employees” in a taxable year in excess of $1 million. However, qualified “performance-based compensation” is not subject to this limitation. For the grant of awards under a plan to qualify as “performance-based compensation” under Section 162(m) of the Code, among other things, the plan must (i) describe the employees eligible to receive such awards, (ii) provide a per-person limit on the number of shares subject to stock options and performance stock awards, and the amount of cash that may be subject to performance cash awards, granted to any employee under the plan in any year, and (iii) include one or more pre-established business criteria upon which the performance goals for performance awards may be granted (or become vested and/or exercisable). This summary describes these required terms, so that with stockholder approval of the 2014 Plan, we will be able to make awards that are intended to be performance-based awards under the 2014 Plan.

Although we believe it is in the best interests of the Company and our stockholders to preserve the ability to grant “performance-based compensation” under Section 162(m) of the Code, in certain circumstances, we may determine to grant compensation to covered employees that will not qualify as such. Moreover, even if we intend to grant compensation that qualifies as “performance-based compensation,” we cannot guarantee that such compensation ultimately will be deductible by us.

The table below sets forth information regarding the number of shares of our common stock available for grant under our 1999 Equity Incentive Plan, our 2005 Equity Incentive Plan, our Amended and Restated 2005 Non-Employee Directors’ Stock Option Plan and our 2008 Equity Incentive Plan (which we refer to collectively as our Prior Plans), the number of awards outstanding under our Prior Plans, the weighted-average exercise price of outstanding options granted under our Prior Plans, the weighted-average remaining term of outstanding options granted under our Prior Plans, the total shares of our Common Stock outstanding, and the closing price of our Common Stock, in each case, as of March 7, 2014. As of March 7, 2014, no awards have been granted under the 2014 Plan.

Shares Available for Grant under our Prior Plans	1,7771,994	(a)

Stock Options Outstanding under our Prior Plans	6,638,168

Restricted Stock Awards Outstanding under Our Prior Plans	1,530,220

Restricted Stock Units Outstanding under our Prior Plans	90,000

Weighted-Average Exercise Price of Outstanding Options under our Prior Plans	$13.60

Weighted-Average Remaining Term of Outstanding Options under our Prior Plans	6.67 years

Total Shares of Common Stock Outstanding	51,597,828

Closing Price of our Common Stock	$36.72

(a)	Does not include the number of shares that might in the future be returned to the Prior Plans as a result of the cancellation or expiration of outstanding awards under our Prior Plans.

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We understand that equity awards dilute existing stockholders, and therefore, we carefully monitor our share usage, and we take dilution into account in managing the size of our equity compensation awards.  The following table shows our responsible dilution and our burn rate percentage, which we believe is in line with industry norms.

Burn Rate

				Weighted Average
	Options	Full Value	Total	Number of Common	Burn
Year	Granted	Shares Granted	Granted	Shares Outstanding	Rate

Current Fiscal Year - 1	1,426,453	736,253	2,530,833	48,497,000	5.17%
Current Fiscal Year - 2	1,894,350	498,750	2,642,475	46,892,000	5.64%
Current Fiscal Year - 3	2,136,650	342,000	2,649,650	30,675,000	8.64%

The above burn rate information is as of March 16, 2004.

If this Proposal 3 is approved by our stockholders, the 2014 Plan will become effective May 7, 2014, the date of the 2014 annual meeting of stockholders. In the event that our stockholders do not approve this Proposal 3, the 2014 Plan will not become effective and the Prior Plans will continue in effect in accordance with their terms.

Vote Required and Recommendation of the Board

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the adoption of the 2014 Plan. Abstentions and broker non-votes will be counted towards a quorum. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining whether this matter has been approved.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL 3.

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Summary of the 2014 Plan

A summary of the principal features of the 2014 Plan follows below. The summary is qualified by the full text of the 2014 Plan attached as Appendix A to this proxy statement.

Successor to Our Prior Equity Compensation Plans

The 2014 Plan is intended to be the successor and continuation of our Prior Plans. If the 2014 Plan is approved by our stockholders, no additional stock awards will be granted under the Prior Plans.

Types of Awards

The 2014 Plan provides for the following types of awards: incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards, performance cash awards, and other stock awards. In this Proposal, we refer to the various types of stock awards collectively as the stock awards and to the various types of stock awards and cash awards collectively as the awards. We also refer to any options and stock appreciation rights granted under the Prior Plans or that may be granted under the 2014 Plan (subject to stockholder approval of the 2014 Plan), in either case, with an exercise price or strike price at least equal to 100% of the fair market value of the common stock subject to such award on the grant date, as Options and SARs, respectively.

Eligibility

Awards may be granted under the 2014 Plan to our eligible employees, directors and consultants. Only our employees may receive incentive stock options. As of March 7, 2014, approximately 2,011 employees and six non-employee directors were eligible to participate in the 2014 Plan.

Administration

The Board, or a committee of the Board to whom the Board has delegated the authority to administer the 2014 Plan, will administer the 2014 Plan. As administrator of the 2014 Plan, the Board (or its delegate) has the authority to implement, construe and interpret the terms of the 2014 Plan. Among other things, the Board has the power to determine award recipients and the terms of awards including the exercise price, the number of shares subject to each award, the exercisability of stock awards and the form of consideration payable at exercise. The Board has the power to approve forms of award agreements, and to adopt procedures and sub-plans to permit employees, directors or consultants who are foreign nationals or employed outside the United States to participate in the 2014 Plan. All determinations, interpretations and constructions made by the Board (or its delegate) in good faith will be final, binding and conclusive on all persons.

The Board may delegate to one or more officers the authority to designate employees who are not officers to receive Options and SARs (and to the extent permitted by applicable law, other stock awards) and the terms of such awards, and to determine the number of shares of common stock subject to such awards, consistent with the terms of the 2014 Plan. The Board resolutions regarding such delegation will specify the number of shares of our common stock that may be subject to the stock awards granted by such officers. No officer may grant a stock award to himself or herself.

Prohibitions on Repricing and Canceling and Re-Granting of Stock Awards

The 2014 Plan expressly provides that neither the Board nor any committee of the Board will have the authority to reduce the exercise, purchase or strike price of any outstanding option or stock appreciation rights granted under the 2014 Plan or cancel any outstanding option or stock appreciation right that has an exercise price or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards, unless our stockholders have approved any such action with 12 months prior to the occurrence of such event.

Stock Subject to the 2014 Plan

Subject to adjustment for changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the 2014 Plan will not exceed the sum of (i) 5,870,000 shares and (ii) the number of any shares subject to awards granted under the Prior Plans that expire or terminate for any reason prior to exercise or settlement, that are forfeited because of the failure to vest in those shares, or that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with respect to awards that are not Options or SARs.

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Under our 2014 Plan, the number of shares available for issuance under the 2014 Plan will be reduced (1) by 1.0 share for each share of common stock issued pursuant to an Option or SAR, and (2) by 1.5 shares for each share of common stock issued pursuant to a restricted stock, restricted stock unit, performance stock or other stock award. Shares of our common stock issuable under the 2014 Plan will be shares of authorized but unissued or reacquired shares, including shares we repurchase on the open market or otherwise. The Board or a committee of the Board may not provide for the increase in the shares reserved under the 2014 Plan without the approval of a majority of the votes cast in person or by proxy by our shareholders.

If any shares of common stock subject to a stock award (i) are not issued because such stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued or settled in cash, (ii) are forfeited back to or repurchased by the Company because of the failure to meet a vesting condition, or (iii) with respect to which any shares of common stock are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with any stock award other than Option or SAR, such shares will again become available for issuance under the 2014 Plan. Accordingly, the number of shares of common stock that will become available for issuance under the 2014 Plan by virtue of the preceding sentence will be equal to 1.5 shares for (1) each share that is subject to a stock award granted under the 2014 Plan, other than an Option or SAR granted under the 2014 Plan, and (2) each share that is subject to a stock award granted under the Prior Plans, other than an Option or SAR granted under the Prior Plans.

Any shares of common stock reacquired or withheld (or not issued) by the Company either (1) to satisfy the exercise or purchase price of a stock award, including any shares subject to a stock award that are not delivered because the stock award is exercised through a reduction of shares subject to the stock award (e.g., through a “net exercise” arrangement), and (2) to satisfy a tax withholding obligation in connection with an Option or SAR, will not be available for issuance under the 2014 Plan. In addition, any shares repurchased by the Company on the open market with the proceeds of the exercise price or strike price of an Option or SAR will not be available for issuance under the 2014 Plan.

Section 162(m) Limits

Under the 2014 Plan, subject to adjustment for changes in our capitalization, no single participant will be eligible to be granted during any calendar year more than:

•	a maximum of 2,000,000 shares of our common stock subject to Options, SARs and other stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value on the date any such other stock award is granted, or an appreciation award, to such participant; provided, that if any additional appreciation award is granted to any participant during a calendar year, compensation attributable to the exercise of such an appreciation award will not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional appreciation award is approved by our stockholders;

•	a maximum of 2,000,000 shares of our common stock subject to performance stock awards, whether the grant, vesting or exercise is contingent upon the attainment during the performance period of the performance goals described below; and

•	a maximum of $6,000,000 under performance cash awards.

Terms of Options

An Option is the right to purchase shares of our common stock at a fixed exercise price for a fixed period of time. Option grants may be incentive stock options or nonstatutory stock options. Each Option will be evidenced by a stock option agreement. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described below. The term of an Option may not exceed ten years and, in some cases (see Limitations on Incentive Stock Options below), may not exceed five years. The exercise price of nonstatutory stock options may not be less than 100% of the fair market value of the common stock subject the Option on the date of grant. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the common stock subject to the Option on the date of grant and, in some cases (see Limitations on Incentive Stock Options below), may not be less than 110% of such fair market value. The number of shares subject to an Option may vest and become exercisable in periodic installments (which do not have to be equal) as set forth in the applicable stock option agreement. Consistent with applicable law and regulations, the exercise price of an Option may be paid by cashless exercise or any other form of payment approved by the Board (or its delegate).

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Holders of Options have no rights to dividends, dividend equivalents or similar rights prior to the exercise of the Option and subsequent issuance of shares and entry of ownership into the books and records of the Company.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of share of our common stock with respect to incentive stock options that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The Option, or portion thereof, that exceeds this limit or otherwise fails to qualify as incentive stock options are treated as nonstatutory stock options. No incentive stock option may be granted to any person who, at the time of grant, owns or is deemed to own stock possession more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied: (i) the exercise price of the incentive stock option must be at least 110% of the fair market value of the stock subject to the incentive stock option on the date of grant; and (ii) the term of the incentive stock option must not exceed five years from the date of grant. The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of incentive stock options under the 2014 Plan is 17,610,000 shares.

Terms of Restricted Stock Awards

Restricted stock awards are awards of shares of our common stock that vest in accordance with terms and conditions established by the Board. Each restricted stock award is evidenced by an award agreement that sets forth the terms and conditions of the award. The Board sets the terms of the restricted stock awards including the size of the restricted stock award, the price (if any) to be paid by the recipient, the vesting schedule, and any performance criteria that may be required for the stock to vest. The restricted stock award may vest based on continued service and/or the achievement of performance goals. If a participant’s service terminates before the restricted stock is fully vested, all of the unvested shares may be forfeited to, or repurchased by, the Company, as provided for in the restricted stock award agreement.

Terms of Restricted Stock Unit Awards

A restricted stock unit is a right to receive stock or cash equal to the value of a share of stock at the end of a set period. No stock is issued at the time of grant. Each restricted stock unit award is evidenced by an agreement that sets forth the terms and conditions of the award. The Board sets the terms of the restricted stock unit award, including the size of the restricted stock unit award, the consideration (if any) to be paid by the recipient, the vesting schedule, any performance criteria and the form (stock or cash) in which the award will be settled. A restricted stock unit may be settled by the delivery of shares of our common stock, their cash equivalent, any combination thereof, or any other form of consideration, as determined by the Board and set forth in the applicable agreement. When a participant’s service terminates, the unvested portion of the restricted stock unit award will be forfeited unless otherwise provided in the restricted stock unit award agreement.

Terms of Stock Appreciation Rights

A stock appreciation right, or SAR, is the right to receive the appreciation in the fair market value of our common stock between the date of grant and the exercise date for the number of shares of our common stock that are exercised. Each SAR is evidenced by an agreement specifying the exercise price (which may not be less than 100% of the fair market value of the common stock subject to the SAR on the date of grant), vesting schedule, the number of shares granted, and the other terms of the SAR. No SAR may be exercisable after the expiration of 10 years from the date of its grant, or such shorter period as specified in the award agreement. When a SAR is exercised, the holder is entitled to an amount equal to the difference between (a) the fair market value of a share of our common stock on the date the SAR was granted and (b) the fair market value of a share of our common stock on the date the SAR is exercised. We may pay the amount of the appreciation in cash or shares of our common stock, a combination of both or in any other form of consideration determined by the Board and set forth in the SAR agreement. Holders of SARs have no rights to dividends, dividend equivalents or similar rights prior to the exercise of the SAR and, to the extent SARs are settled in shares of our common stock, the subsequent issuance of shares and entry of ownership into the books and records of the Company.

Terms of Performance Stock Awards and Performance Cash Awards

Performance Stock Awards. A performance stock award may be granted, may vest, or may be exercised upon achievement of pre-determined performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by Compensation Committee, except that the Board also may make any such determinations to the extent that the award is not intended to comply with Section 162(m) of the Code. In addition, to the extent permitted by applicable law and the award agreement, the Board (or the Compensation Committee, as applicable) may determine that cash may be used in payment of performance stock awards.

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Performance Cash Awards. A performance cash award is a cash award that is paid upon the achievement of performance goals during a performance period. A performance cash award may also require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Compensation Committee, except that the Board also may make any such determinations to the extent that the award is not intended to comply with Section 162(m) of the Code. The Board (or the Compensation Committee, as applicable) may specify the form of payment of performance cash awards, which may be cash or other property, or may provide for a participant to have an election for his or her performance cash award, or such portion thereof as the Board (or the Compensation Committee, as applicable) may specify, to be paid in whole or in part in cash or other property.

Compliance with Section 162(m) of the Code. In granting a performance award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Compensation Committee will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. The Compensation Committee will establish the performance goals, based upon one or more criteria, or the performance criteria, enumerated in the 2014 Plan and described below, no later than 90 days after the beginning of an annual performance period. Prior to payment of any compensation under any award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Compensation Committee will certify in writing whether the performance goals have been satisfied. Notwithstanding satisfaction of the achievement of any performance goals, the number of shares of common stock, Options, cash or other consideration granted, issued, retainable and/or vested under an award on account of satisfaction of such performance goals may be reduced by the Compensation Committee, as determined in its sole discretion.

Performance goals under the 2014 Plan will be based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) stock price; (ix) margin (including gross margin); (x) income (before or after taxes); (xi) operating income; (xii) operating income after taxes; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii) stockholders’ equity; (xxviii) capital expenditures; (xxix) debt levels; (xxx) operating profit or net operating profit; (xxxi) workforce diversity; (xxxii) growth of net income or operating income; (xxxiii) billings; and (xxxiv) to the extent that an award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board. These criteria may apply on a company-wide basis, or in terms of objectives that related to the performance of an affiliate, division, region, department or function within our company or an affiliate.

Performance goals may be based on a Company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. At the time of the grant of any award, the Compensation Committee or the Board is authorized to determine whether, when calculating the attainment of performance goals for a performance period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effect, as applicable for non-U.S. dollar denominated performance goals; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles.

Terms of Other Stock Awards

Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, our common stock, may be granted either alone or in addition to other stock awards. Subject to the provisions of the 2014 Plan, the Board has the authority to determine the persons to whom and the dates on which such other stock awards will be granted, the number of shares of common stock (or cash equivalents) to be subject to each award, and other terms and conditions of such awards.

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Changes to Capital Structure

In the event of any change that is made in, or other events that occur with respect to, the common stock subject to the 2014 Plan or any stock award granted under the 2014 Plan without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or any similar equity restructuring transaction, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the 2014 Plan, (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of incentive stock options, (iii) the class(es) and maximum number of securities (or amount of cash consideration) that may be awarded to any person pursuant to performance stock awards and other stock-based awards intended to satisfy the requirements of Section 162(m) of the Code, and (iv) the class(es) and number of securities and price per share of stock subject to outstanding stock awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

Clawback Policy

Awards granted under the 2014 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose other clawback, recovery or recoupment provisions in an award agreement as the Board determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of our common stock or other cash or property upon the occurrence of an event that constitutes cause.

Corporate Transactions; Changes in Control

Unless otherwise provided in an award agreement or any other written agreement between the Company and a participant, or unless otherwise expressly provided by the Board at the time a stock award is granted, in the event of a corporate transaction (as such term is defined in the 2014 Plan), outstanding stock awards under the 2014 Plan may be assumed, continued, or substituted by the surviving corporation. If the surviving corporation does not assume, continue, or substitute such stock awards, then (i) any stock awards that are held by individuals performing services for us immediately prior to the effective time of the corporate transaction, the vesting and exercisability provisions of such stock awards will be accelerated in full and such stock awards will be terminated if not exercised (as applicable) prior to the effective time of the corporate transaction and any reacquisition or repurchase rights held by the Company with respect to such awards will lapse, and (ii) all other outstanding stock awards will be terminated if not exercised on or prior to the effective time of the corporate transaction and any reacquisition or repurchase rights held by the Company with respect to such awards will lapse. Notwithstanding the foregoing, if a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the Board, in its sole discretion, may provide that the holder of such stock award may not exercise such stock award, but instead will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of the value of the property such holder would have received upon exercise of the stock award (including, at the discretion of the Board, any unvested portion of the stock award) over any exercise price payable by such holder in connection with such exercise.

The 2014 Plan provides that a stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as such term is defined in the 2014 Plan) as may be provided in the stock award agreement or as may be provided in any other written agreement between us or any of our affiliates and the participant; however, in the absence of such provision, no such acceleration shall occur.

Based on the forms of award agreements for initial and annual grants of options and restricted stock to be made to non-employee directors under the 2014 Plan in accordance with the 2014 Non-Employee Director Compensation Policy, in the event that a non-employee director is required to resign his or her position as a non-employee director as a condition of a change in control or corporate transaction or is removed from his or her position as a non-employee director in connection with a change in control or corporate transaction, (i) any unvested shares of common stock subject to any outstanding options held by a non-employee director will, contingent upon the closing of such change in control or corporate transaction, become fully vested and exercisable immediately prior to the effectiveness of such resignation or removal, and (ii) any restrictions on any shares subject to a restricted stock award held by a non-employee director will, contingent upon the closing of such change in control or corporate transaction, lapse in full immediately prior to the effectiveness of such resignation or removal.

Duration, Suspension, Termination, and Amendment

The Board may suspend or terminate the 2014 Plan at any time. No incentive stock option may be granted under the 2014 Plan after the tenth anniversary of the earlier of the date the 2014 Plan is adopted by the Board and the date the 2014 Plan is approved by the stockholders of the Company. No awards may be granted under the 2014 Plan while the 2014 Plan is suspended or after it is terminated.

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The Board generally may amend the 2014 Plan at any time, except that no amendment may impair a participant’s rights under an outstanding ward without the participant’s written consent. If legal, regulatory or listing requirements require stockholder approval, the amendment will not go into effect until the stockholders have approved the amendment.

Tax Withholding

Unless prohibited by the terms of an award agreement, the Company may, in its sole discretion, satisfy any federal, state, local, or foreign tax withholding obligation relating to a stock award by (a) causing the participant to tender a cash payment; (b) withholding shares of common stock from the shares of common stock issued or otherwise issuable to the participant in connection with the award; (c) withholding cash from an award settled in cash or other amounts payable to the participant; or (d) by other method set forth in the award agreement.

Summary of U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income taxation consequences to participants and us with respect to participation in the 2014 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside, including the rules applicable to deferred compensation under Section 409A of the Code). The information is based upon current federal income tax rules and therefore is subject to change when those rules change.

Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of a nonstatutory stock option if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

Incentive Stock Options

The 2014 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, and generally, a participant is not subject to ordinary income tax upon the grant or exercise of an incentive stock option, although the exercise is an adjustment item for purposes of the alternative minimum tax and may subject the optionee to the alternative minimum tax.

If the participant holds a share received on exercise of an incentive stock option for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired on exercise of an incentive stock option before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an incentive stock option exceeds the exercise price of that stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

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We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the participant, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit will recognize ordinary income at the time the stock is delivered in respect of such restricted stock unit equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient for the shares of our common stock. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired in respect of restricted stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Stock Appreciation Rights

Stock appreciation rights are generally taxed in the same manner as non-statutory stock options, and we are generally entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, unless limited by Section 162(m) of the Code.

Impact of Section 409A

The 2014 Plan permits the grant of various types of awards which may not be exempt from Section 409A of the Code. If an award is subject to Section 409A of the Code, and if the requirements of Section 409A of the Code are not met, the taxable events as described above could apply earlier than described and could result in the imposition of additional taxes and penalties.

New Plan Benefits

We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers, employees, directors and consultants under the 2014 Plan.

If the 2014 Plan is approved by our shareholders at this Annual Meeting, our non-employee directors will be granted as of the date of this Annual Meeting, their equity retainer awards in the form of stock option under the 2014 Plan, consistent with the terms of the Non-Employee Director Compensation Policy and covering the number of shares indicated in Table I below. If the 2014 Plan is not approved, these awards will be granted from the Amended and Restated 2005 Non-Employee Directors’ Stock Plan.

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Table I

Name and Position	Number of Shares Subject to Stock Awards
Hugh M. Durden, Director	22,875
Philip J. Facchina, Director	20,500
Timothy I. Maudlin, Director	27,625
Robert S. McCoy, Jr., Director	21,875
Deborah H. Quazzo, Director	20,500
All Non-Executive Directors as a Group:	113,375

Table II below sets forth information about awards granted on February 11, 2014 under our Amended and Restated 2008 Equity Incentive Plan and the 2005 Equity Incentive Plan in the form of stock options and restricted stock awards to the Named Executive Officers, all current executive officers as a group, and all non-executive employees and consultants as a group, as applicable.

Table II

Name and Position	Number of Shares Subject to Stock Awards
David L. Brown, Chairman, Chief Executive Officer and President	200,000
Kevin M. Carney, Executive Vice President and Chief Financial Officer	62,000
Jason T. Teichman, Chief Operating Officer	60,000
Roseann Duran, Chief People Officer	24,000
All current Executive Officers as a Group	456,000
Non-Executive Officer Employee Group	576,240

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF THE ADOPTION OF THE 2014 EQUITY INCENTIVE PLAN.

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PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the 2011 Annual Meeting of Stockholders, the stockholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” every year. The Board has adopted a policy that is consistent with that preference.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers. a reflection of the philosophy, policies and practices of the Company and the Compensation Committee described in this proxy statement. The compensation of the Company’s named executive officers subject to this vote is disclosed in the “Compensation Discussion and Analysis,” the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, the Compensation Committee, which is responsible for designing and administering our executive compensation program, continuously refines the Company’s executive compensation structure and processes, consistent with evolving corporate governance practices and the views of our stockholders. The Compensation Committee designs our executive compensation programs to focus executive decision-making on our overall business strategy, reinforce a pay for performance culture, to remain responsible in the face of economic adversity, and to allow the Company to attract and retain executives with the skills critical to the Company’s long-term success. We believe that our compensation philosophy provides a very real linkage between Company results, stockholder value and executive compensation. We encourage you to carefully review the “Compensation Discussion and Analysis” for additional details on our executive compensation, including our compensation philosophy and objectives, as well as the processes the Compensation Committee used to determine the structure and amounts of the compensation of our named executive officers in 2013.

The Board is asking our stockholders to indicate your support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board of Directors or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

Unless the Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of the Company’s named executives, the next scheduled say-on-pay vote will be at the 2015 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A NON-BINDING ADVISORY VOTE “FOR”
THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED
IN THIS PROXY STATEMENT.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 7, 2014 by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total (%)
Greater Than 5% Holder:

FMR, LLC 245 Summer Street Boston, MA 02210	7,658,858	14.84

Wellington Management Company, LLC 280 Congress Street Boston, MA 02210	6,583,452	12.76

Systematic Financial Management, LP 300 Frank W. Burr Blvd., Glenpointe East, 7th Floor Teaneck, NJ 07666	4,493,732	8.71

Black Rock, Inc. 40 East 52nd Street New York, NY 10022	2,973,524	5.76

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	2,689,911	5.21

Executive Officers and Directors:
David L. Brown (2)**	2,184,386	4.23

Kevin M. Carney (3)	587,417	1.14

Jason T. Teichman (4)	230,040	*

Roseann Duran (5)	189,717	*

Hugh M. Durden (6)***	124,604	*

Philip J. Facchina (7)***	121,107	*

Anton J. Levy (8)***	1,878,379	3.64(8)

Timothy I. Maudlin (9)***	199,186	*

Robert S. McCoy, Jr. (10)***	138,031	*

Deborah M. Quazzo (11)	104,595	*

All current executive officers and directors as a group (10 persons) (12)	5,757,462	11.16

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(1)	This table is based upon information supplied by officers, directors and stockholders and Schedules 13G filed with The Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 51,597,828 shares outstanding as of March 7, 2014, adjusted as required by rules promulgated by the SEC.

(2)	Includes 68 shares held by Mr. Brown’s spouse; 68 shares held by Mr. Brown’s son; and 1,284,124 shares issuable upon the exercise of options exercisable within 60 days after March 7, 2014.

(3)	Includes 303,480 shares issuable upon the exercise of options exercisable within 60 days after March 7, 2014.

(4)	Includes 93,751 shares issuable upon the exercise of options exercisable within 60 days after March 7, 2014.

(5)	Includes 79,250 shares issuable upon the exercise of options exercisable within 60 days after March 7, 2014.

(6)	Includes 69,604 shares issuable upon the exercise of options exercisable within 60 days after March 7, 2014, and 30,000 restricted stock units, issuable in stock upon retirement from the Board.

(7)	Includes 64,645 shares issuable upon the exercise of options exercisable within 60 days after March 7, 2014.

(8)	Includes 50,780 shares issuable upon the exercise of options exercisable within 60 days after March 7, 2014, and includes 1,806,599 shares of stock held by NWS Holdings LLC, in conjunction GA-NWS Investor, LLC; General Atlantic Partners 83, L.P.; GAP-W, LLC; GapStar, LLC; GAPCO GmbH & Co. KG; GAP Coinvestments CDA, L.P.; GAP Coinvestments III, LLC; GAP Coinvestments IV, LLC; GAPCO Management GmbH; General Atlantic GenPar, L.P; and General Atlantic LLC (collectively, the “GA family”). Mr. Levy disclaims beneficial ownership of such shares beneficially owned by NWS Holdings, except to the extent of his pecuniary interest therein.

(9)	Includes 132,864 shares issuable upon the exercise of options exercisable within 60 days after March 7, 2014; 28,672 shares held by Mr. Maudlin’s spouse; and 30,000 restricted stock units, issuable in stock upon retirement from the Board.

(10)	Includes 78,281 shares issuable upon the exercise of options exercisable within 60 days after March 7, 2014, 10,000 shares held by Mr. McCoy’s spouse; and 30,000 restricted stock units, issuable in stock upon retirement from the Board.

(11)	Includes 64,645 shares issuable upon the exercise of options exercisable within 60 days after March 7, 2014.

(12)	Includes 2,283,924 shares issuable upon the exercise of options exercisable within 60 days after March 7, 2014.

*	Less than 1%.
**	Employee Director
***	Non-Employee Directors

EQUITY COMPENSATION PLAN INFORMATION

The number of shares issuable upon exercise of outstanding stock options, the weighted-average exercise price of the outstanding options, and the number remaining for future issuance for each of the equity compensation plans as of December 31, 2013 are summarized as follows:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stock holders	5,816,833	$11.49	2,165,696

Equity compensation plans not approved by stock holders	516,450	$9.16	-

Total	6,333,283	$11.30	2,165,696

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The Company grants options to its executive officers under the Company’s 2005 Stock Option Plan (the “2005 Plan”) and the 2008 Equity Incentive Plan (the “2008 Plan”). Prior to the adoption of the 2005 Plan, the Company granted options to its executive officers under the 1999 Equity Incentive Plan (the “1999 Plan”). On September 30, 2007, each outstanding stock option to purchase shares of common stock of Web.com, Inc. (“Legacy Web.com”) converted into and became an option to purchase Company common stock, and the Company assumed such option in accordance with the terms of the stock option plan under which such option was issued (the “Legacy Web.com Plan”) subject to an option exchange ratio calculated in accordance with the Agreement and Plan of Merger and Reorganization executed on June 26, 2007 by and among the Company, Augusta Acquisition Sub, Inc., a wholly owned subsidiary of the Company, and Legacy Web.com.

As of December 31, 2013, (i) options to purchase a total of 2,037,081 shares and 1,260,628 shares of restricted stock were outstanding under the 2008 Plan and 1,718,667 shares remain available for grant under the 2008 Plan; (ii) options to purchase a total of 2,669,722 shares and 62,854 shares remained available for grant under the 2005 Plan; (iii) options to purchase a total of 649,789 shares were outstanding under the 1999 Plan; (iv) options to purchase a total of 25,950 shares were outstanding under the 2009 Inducement Plan; (v) options to purchase a total of 116,337 shares under the 2010 Inducement Plan; (vi) options to purchase a total of 374,163 shares were outstanding under the 2011 Inducement Plan; (vii) options to purchase a total of 10,900 shares were outstanding under the 2011 UK Plan; (viii) options to purchase a total of 5,773 shares were outstanding under the terms of the Legacy Web.com Plan; and (ix) options to purchase a total of 436,000 shares and 33,834 shares of restricted stock were outstanding under the Amended and Restated 2005 Non-Employee Directors’ Stock Plan. No shares remain available for grant under the 1999 Plan, the inducement plans or the Legacy Web.com Plan. The Company has never granted any stock appreciation rights.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

There were no late Section 16 filings for all Reporting Persons during the 2013 fiscal year.

EXECUTIVE OFFICERS

The following table sets forth certain information about the Company’s executive officers, including their ages as of March 7, 2014.

Name	Age	Position
David L. Brown	60	Chairman, Chief Executive Officer and President
Kevin M. Carney	49	Executive Vice President and Chief Financial Officer
Jason T. Teichman	39	Executive Vice President and Chief Operating Officer
Roseann Duran	62	Executive Vice President and Chief People Officer

David L. Brown has served as our Chief Executive Officer since August 2000, as Chairman of the Board since October 2000, and as a member of our Board since August 1999. Mr. Brown is also President of the Company and has served in that position since October 2009, and previously from August 1999 until March 2000, and from August 2000 until September 2007. Mr. Brown was a managing partner of Atlantic Partners Group, a private equity firm, from March 2000 until August 2000. Prior to joining us, Mr. Brown founded Atlantic Teleservices, a technology services company in 1997, and served as its Chief Executive Officer from 1997 until its acquisition by the Company in August 1999. Mr. Brown holds a B.A. from Harvard University. Mr. Brown has directed the Company’s acquisitions, integration and product development efforts, and the growth of the Company since the Company went public in 2005.

Kevin M. Carney has served as the Company’s Executive Vice President and Chief Financial Officer since October 27, 2011 and as Senior Vice President and Chief Financial Officer since January 2002. Mr. Carney served as director of finance from September 2000 until January 2002 and from August 1999 until June 2000. Mr. Carney was employed by Atlantic Partners Group, a private equity firm, from June 2000 until September 2000. Prior to joining us, Mr. Carney served as the chief financial officer of Atlantic Teleservices, a technology services company, from June 1998 until its acquisition by us in August 1999. Mr. Carney is a certified public accountant and holds a B.S. in accounting and finance from Boston College.

Jason T. Teichman has served as the Company’s Executive Vice President and Chief Operating Officer since September 30, 2013; From October 2011until September 2013, he served as Executive Vice President and Chief Marketing Officer and from August 2010 until October 2011 as its Chief Marketing Officer. He was previously Senior Vice President of Marketing and Products at Register.com, a web domain company, from January 2010 until its acquisition by the Company in July 2010. Prior to Register.com, he was General Manager for Online at Affinnova, a consumer analytics company. From 2004 to 2007, he held several management positions at American Express, a financial services company, with his most recent position being Vice President of Marketing of the Consumer Card Group. He has a B.A. from the University of Michigan.

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Roseann Duran has served as the Company’s Executive Vice President and Chief People Officer since October 27, 2011, and as its Senior Vice President and Chief People Officer from August 2010. From March 2002 until August 2010, she was Senior Vice President and Chief Marketing Officer. Ms. Duran was managing partner and founder of Odyssey, Inc., a Company specializing in strategic planning and marketing for small businesses and internet companies from January 2001 until March 2002. From August 2000 until January 2001, Ms. Duran was Vice President of e-dr.com, a business-to-business internet company for eye care practitioners. Ms. Duran holds an undergraduate degree from Pennsylvania State University and an M.B.A. from the University of North Florida.

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COMPENSATION DISCUSSION AND ANALYSIS

To provide context for our executives’ fiscal year compensation, we provide below highlights of Web.com’s performance for our 2013 fiscal year and a brief overview of our compensation program in fiscal 2013. We then describe our compensation philosophy and objectives, the compensation setting process, elements of compensation, compensation earned and paid for fiscal 2013 and other compensation-related policies. For fiscal 2013, our named executive officers (NEO’s) are:

David L. Brown	Chief Executive Officer and President
Kevin M. Carney	Executive Vice President and Chief Financial Officer
Jason T. Teichman	Executive Vice President and Chief Operating Officer
Roseann Duran	Executive Vice President and Chief People Officer

Our 2013 results reflected a year that was highlighted by double-digit growth and profitability through the provision of our broad suite of value-added services to our large customer base, adding net new subscribers and maintaining best-in-class retention rates. Our total 2013 revenue, calculated in accordance with U.S. generally accepted accounting principles (GAAP), increased 21% to $492.3 million, compared to $407.6 million for 2012. Our 2013 cash flow from operations was $102.5 million compared to $78.0 million in 2012. Our net subscribers increased by 111,744 customers during the year ended December 31, 2013 as compared to 51,639 customers during the same period ended December 31, 2012. Churn during the period ending December 31, 2013 remained 1% similar to the same period in 2012. Average revenue per subscriber for the period ending December 31, 2013 increased to $14.24 compared to $13.44 for the same period in 2012. Finally, during 2013, we used $86.3 million in cash to make debt payments.

As a result of the performance highlighted above, our stock performed well in 2013. Our closing stock price for December 31, 2013 was $31.79 compared to $14.80 on December 30, 2012. Our closing stock price on March 7, 2014 was $36.72.

Our goals for 2014 are to continue delivering consistent net subscriber growth, to improve average revenue per user (ARPU) gains with new products and services, and continue to achieve best in class churn rates to meet our longer-term target of mid-teens revenue growth, consistently high profitability margins and even faster growth in earnings through continued deleveraging.

2013 Compensation Program

The highlights of our 2013 compensation program include:

•	Our annual cash incentive program is designed to reward our NEOs for achieving targeted corporate and individual performance goals. As a result, a material portion of the cash incentives paid under our annual incentive program in 2013 was paid as a result the Company’s achievement of increasing revenues, reducing churn, increasing subscribers and deleveraging our balance sheet.

•	Our equity program for our NEOs consisted of stock options with exercise prices equal to 100% of the fair market value on the date of grant and restricted stock, each vesting over four years based on continued service. This program promotes employee retention, encourages executives to focus on creating meaningful stock price appreciation that is sustained over multiple years and also provides a meaningful ownership opportunity for executives.

•	Our 2008 Equity Incentive Plan prohibits the repricing of or the cancellation and re-granting of stock awards under the plan, unless our stockholders have approved such an action within 12 months prior to such event.

•	Pursuant to our Stock Ownership Guidelines, as of the end of 2013, our Chief Executive Officer currently held equity with a value in excess of three times his base salary, our Chief Financial Officer held equity with a value in excess of two times his base salary, our Chief Operating Officer held equity with a value in excess of one time his base salary and our Chief People Officer held equity with a value in excess of one time her base salary.

•	Our NEOs are prohibited from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions in Web.com stock.

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•	Our NEOs participate in the Web.com Group, Inc. Supplemental Executive Retirement Plan (“SERP”). The purpose of the SERP is to provide a select group of our management or highly compensated employees, who contribute significantly to our future business success, with supplemental retirement income benefits through our discretionary contributions.

•	Our Compensation Committee concluded that the risks arising from our employee compensation programs do not encourage excessive and unnecessary risk taking and that the level of risk they do encourage is not reasonably likely to have a material adverse effect on the Company because:

o	significant weighting towards long-term incentive compensation in our programs discourages short-term risk taking;

o	goals are appropriately set to avoid targets that, if not achieved, result in a large percentage loss of potential (at risk) compensation; and

o	the Compensation Committee ultimately determines the amount of incentive awards paid to our executive officers.

Compensation Philosophy and Objectives

Executive Summary

The goal of our compensation programs is to ensure that we have talented executives and employees that we need to achieve our strategic plans and deliver financial returns to stockholders over the short and long term. To do this, we need to attract and retain talented managers and employees, and compensate them in a way that encourages and rewards their performance. Our compensation programs include salaries, a cash bonus plan that rewards annual performance, and a long-term equity plan that links the value the executive receives to the value of our company as measured by our stock price and company performance. Occasionally, if the Compensation Committee determines it is appropriate, it may authorize one-time equity awards for our executives. In certain instances, the Committee feels it is appropriate to structure equity awards with portions that are both more and less sensitive to our stock price, particularly since all equity awards are tied to the performance of our stock, thereby aligning the awards with the interests of our stockholders. Awards are balanced between short-term and long-term compensation to incent our executives to achieve superior operating and financial results every year while achieving long-term strategic objectives to drive stockholder value.

Consistent with our philosophy of paying for performance, the compensation realized by our executives was closely linked to our achievements and increases in stockholder value. The Compensation Committee believes that the compensation program gives the executive officers appropriate incentives, based on each officer’s responsibilities, achievements and ability to contribute to our performance, and that the executive officers and senior management make significant contributions toward creating stockholder value. The Compensation Committee believes that our compensation structure and practices encourage management to work for real innovation, business improvements and outstanding stockholder returns, without taking unnecessary or excessive risks.

We believe that the compensation programs for our NEOs should:

•	provide a means for us to attract, retain and reward talented executives who will contribute to our long-term success;

•	inspire our NEOs to achieve our business objectives; and

•	align the financial interests of the NEOs with those of our stockholders.

To achieve these objectives, we use a mix of compensation elements, including:

•	base salary;

•	annual cash incentives;

•	long-term equity incentives;

•	employee benefits and limited perquisites; and

•	change of control benefits and severance.

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In determining the amount and form of these compensation elements, we may consider a number of factors in any given year, including:

•	Compensation levels paid by companies in our peer group and as reflected in published survey data, with a particular focus on having the target total cash and equity compensation levels at or around the 75th percentile of the compensation paid to similarly situated officers, if performance warrants. We believe this approach helps us to compete in hiring and retaining the best possible talent while at the same time maintaining a reasonable and responsible cost structure;

•	Corporate and individual performance, as we believe this encourages our NEOs to focus on achieving the Company’s business objectives;

•	Particular or unique business challenges need to be addressed in any given year;

•	The executive’s role and internal pay equity among our NEO’s as compared to another. In general, we believe that, the compensation paid to each executive should reflect the importance of his or her role to the Company as compared to the roles of the other executives, which we believe contributes to retention and a spirit of teamwork among our executives;

•	The experiences and individual knowledge of the members of our Board regarding compensation programs generally and at other companies on whose boards they may serve;

•	The recommendations of our Chief Executive Officer and the Compensation Committee’s independent compensation consultant;

•	Broader economic conditions, to ensure that our pay strategies are effective yet responsible, particularly in the face of any unanticipated consequences of the broader economy on our business; and

Although the Compensation Committee reviews from time to time the values of vested equity awards held by, and equity award profits realized by our executives, the value of equity awards that were previously granted have no significant impact in the determination of current levels of cash or equity-based compensation.

Role of our Compensation Committee

Our Compensation Committee has general oversight and responsibility for the compensation policies and practices applicable to our executives and employees, including the administration of our equity plans and employee benefit plans. As to our executives, the Compensation Committee establishes, reviews and modifies the compensation structure for our NEOs. However, the Compensation Committee may, at its discretion and in accordance with the philosophy of making all information available to the Board, present executive compensation matters to the entire Board for their review and approval. With respect to the executive compensation decisions in 2013, due to the relatively small size of the Board, the Compensation Committee presented its recommendations on base salary, target bonus levels and equity awards for the Chief Executive Officer to the independent, non-employee members of the Board for review and discussion. The Board approved the Compensation Committee’s recommendations as presented. The Compensation Committee approved the base salaries, target bonus levels and equity awards for the remaining NEOs.

As part of its deliberations, in any given year, the Compensation Committee may review and consider materials such as our financial reports and projections, operational data, tax and accounting information, summary descriptions of the total compensation that may become payable to executives in various hypothetical scenarios, executive stock ownership information, our stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and the recommendations of the Chief Executive Officer and the Compensation Committee’s compensation consultant.

We conducted our third advisory vote on executive compensation at our 2013 Annual Meeting. While this vote was advisory and therefore not binding on us, our Board or our Compensation Committee, we believe that it is important for our stockholders to have an opportunity to vote on this proposal on an annual basis as a means to express their views regarding our executive compensation philosophy, our compensation policies and programs, and our decisions regarding executive compensation, all as disclosed in our proxy statement. Our Board and our Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the compensation of our NEOs as disclosed in the proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

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At the 2013 Annual Meeting, our stockholders showed strong support for our executive compensation pay and program. The stockholders approved, on an advisory basis, the compensation of our NEOs, as disclosed pursuant to the compensation disclosure rules of the SEC; including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in our 2013 annual meeting proxy statement. The vote was 38,855,398 shares “For” (84.42% of the shares voted), 4,362,057 shares “Against” (9.48% of the shares voted) and 46,405 shares “Abstain” (0.10% the shares voted), in favor of our named executive officer compensation as disclosed in the proxy statement. Our Board and Compensation Committee reviewed these vote results and determined that, given the significant level of support, no changes to our executive compensation policies and decisions were necessary at this time based on the voting results. In considering the results of this most recent favorable advisory vote on executive compensation, the Compensation Committee and our Board noted that the Company’s current executive compensation program has been effective in implementing the Company’s stated compensation philosophy and objectives.

Role of the Compensation Consultant

In 2013, the Compensation Committee continued to engage PRM to act as its compensation consultant. The Compensation Committee directed PRM to provide its analysis of whether our existing compensation strategy and practices were consistent with our compensation objectives and whether any modifications to our compensation program for executive officers were appropriate to better achieve our objectives. As part of its duties, PRM provided the Compensation Committee with the following services:

•	reviewed and provided recommendations on the composition of the peer group;

•	provided compensation data for similarly situated executive officers at the peer group companies as well as compensation survey data from published survey sources;

•	conducted an annual review of the compensation arrangements for the NEOs and other senior officers, including providing advice on the design and structure of our annual management bonus plan and executive equity programs, including equity mix, and target grant levels;

•	provided advice on compensation for all other senior officers;

•	conducted a review of compensation for the Board, and provided recommendations to the Compensation Committee regarding the Board pay structure;

•	updated the Compensation Committee on emerging trends and best practices in the area of executive and Board compensation; and

•	reviewed the Compensation Discussion and Analysis for inclusion in the 2013 proxy statement.

PRM does not regularly attend meetings of the Compensation Committee. In 2013, the Chairman of the Compensation Committee reviewed with all members of the Compensation Committee, without management present, the information that PRM provided to the Compensation Committee. As discussed below under “Role of Management,” our Human Resources, Finance and Legal departments worked with PRM to provide PRM with the information it needed about us and our compensation programs in order for PRM to perform the analysis requested by the Compensation Committee.

Although the Compensation Committee retained the sole authority to direct, terminate or continue PRM’s services, the Company paid the cost of PRM’s services. PRM did not provide any other services to the Company in 2013. In 2013, the Compensation Committee terminated its relationship with PRM and engaged Compensation & Leadership Solutions, LLC as its compensation consultant for 2014.

Role of Management

Our Human Resources, Finance and Legal departments work with our Chief Executive Officer to design and develop compensation programs applicable to NEOs and other senior executives that the Chief Executive Officer then recommends to the Compensation Committee. These departments also work with the Chief Executive Officer to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer group data summaries, to prepare other Compensation Committee briefing materials and ultimately, to implement the decisions of the Compensation Committee. During 2013, members of these departments and the Chief Executive Officer also worked separately with PRM to provide information on proposals that management may make to the Compensation Committee, as well as to assist PRM with the collection of information necessary for it to perform its services to the Compensation Committee.

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The Compensation Committee solicits and considers the Chief Executive Officer’s evaluation of the performance of each of the other NEOs as well as his recommendations for adjustments to their compensation. The evaluations and recommendations of the Chief Executive Officer are just one factor considered by the Compensation Committee, as further described above under “Compensation Philosophy and Objectives”.

The Chief Executive Officer participated in the executive session of the Compensation Committee related to the amount of the 2013 compensation for each of the NEOs, but was not present for the Compensation Committee’s recommendations or the Board’s review and approval of his 2013 compensation. Other members of management, including the Chief Financial Officer and senior human resources officer may attend portions of meetings of the Compensation Committee and the Board to provide information about or explanation of compensation recommendations. However, no executive officer was present or participated directly in the Compensation Committee’s or the Board’s final determinations regarding the amount of any component of his or her own 2013 compensation.

Compensation Benchmarking

As noted above under “Compensation Philosophy and Objectives,” the Compensation Committee reviews relevant market and industry practices on executive compensation to balance the need to compete for talent with the need to maintain a reasonable and responsible cost structure, as well as with the goal of aligning the executive officers’ interests with those of the stockholders.

To assist the Compensation Committee in its deliberations on executive compensation in 2013, PRM collected and analyzed compensation data from the peer group approved by the Compensation Committee. PRM drew this data for peer group companies from individual company proxy filings. PRM also provided data drawn from published surveys such as from Culpepper and Associates, Inc. The Compensation Committee uses the survey data to review trends in compensation, as well as to provide a frame of reference. References in this Compensation Discussion and Analysis to the peer group company data are intended also to refer to the survey data, as applicable to the given decision.

Peer Group

In determining the peer group used for setting 2013 compensation, PRM worked with the Company’s Chief Executive Officer and Chief People Officer to develop a recommended list of peers for the Compensation Committee’s consideration. This recommended list contained companies that (1) PRM and the officers believed compete for talent with the Company, (2) were in the Internet software and services industry, and (3) were similar in size to the Company based on total assets, market capitalization and revenue growth. For fiscal year 2013, the Compensation Committee approved the recommended list of 14 peer group companies, without change from PRM’s recommendations:

Ancestry.com Inc.	LinkedIn Corp.	Verisign Inc.

Bankrate Inc.	Rackspace Hosting Inc.	Vistaprint NV

Dealertrack Holdings Inc.	Realnetworks Inc.	WebMD Health Corp.

Demand Media Inc.	United Online Inc.	Websense

Digital River Inc.	Valueclick Inc.

Competitive Positioning

In general, the Compensation Committee aims to provide for target total direct compensation (cash plus equity) levels at or around the 75th percentile of the total direct compensation provided to similarly situated officers employed by the peer group companies for target level performance, with compensation above this level possible for exceptional performance. To achieve this 75th percentile positioning for target levels of compensation, the Compensation Committee generally sets the various compensation elements as follows:

•	base salaries at or around the median for the peer group companies;

•	target cash bonus compensation at a level such that, when combined with base salary, the target cash compensation is at the 75th percentile of the peer group companies; and

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•	target equity compensation at a level such that, when combined with target cash compensation, target total cash and equity compensation is at the 75th percentile of the peer group companies.

The Compensation Committee believes targeting total cash and equity compensation at the 75th percentile is appropriate to achieve the primary objectives, as described above, of our executive compensation program.

As can be seen from these percentages, the Compensation Committee’s approach to allocating compensation among the various components places significant emphasis on incentive compensation (both cash and equity), since base salaries are targeted at the median. In doing so, a significant portion of the executive officers’ total compensation is performance-based, and therefore “at risk.” This allocation helps to implement a culture in which the officers know that their compensation, to a large extent, depends on our performance and their own individual performance. In assigning a value to target equity compensation, for these purposes, the Compensation Committee uses the actual grant value for restricted stock and restricted stock units and the estimated Black-Scholes value for options. Since incentive cash and equity awards have both upside opportunities and downside risks, our executives may not realize these target levels from the awards granted in any particular year.

However, as noted above under “Compensation Philosophy and Objectives,” benchmarking is not the only factor the Compensation Committee considers in setting total compensation or any one element of total compensation. Other factors, such as economic conditions, performance, internal pay equity and individual negotiations may play an important role with respect to the compensation awarded to any NEO in any given year. We believe this approach helps us compete in hiring and retaining the best possible talent while at the same time maintaining a reasonable and responsible cost structure.

Compensation Elements and Determination of Compensation in 2013

Base Salary

We provide base salary as a fixed source of compensation for our executives, allowing them a degree of certainty in the face of having a significant portion of their compensation “at risk.” The Compensation Committee recognizes the importance of base salaries as an element of compensation that helps to attract and retain our executives. Therefore, base salaries need to be at levels that are competitive with salaries provided by the peer group companies, and so we generally target base salary levels at the median of our peer group companies.

Each year, the Compensation Committee reviews the annual salaries for each of the Company’s NEOs, considering whether existing base salary levels continue to be at the median for the peer group companies. In addition to considering the peer group data, the Compensation Committee may, but does not always, consider other factors, including the salary level negotiated by an executive in his or her existing employment agreement, broader economic conditions, our financial health, and whether the Compensation Committee is generally satisfied with an executive’s past performance and expected future contributions. For 2013, our Compensation Committee determined not to make any adjustments to base salaries for our named executive officers, other than with respect to Mr. Teichman, where an increase was determined appropriate due to his promotion.

		2012		2013		Market Position
Name	Position	Base Salary		Base Salary		Percentile

David L. Brown	Chief Executive Officer and President	$560,000		$560,000		104.7% of median

Kevin M. Carney	Executive Vice President and	$350,000		$350,000		103.9% of median
	Chief Financial Officer

Jason T. Tiechman	Executive Vice President and	$315,000		$340,000	(1)	105.4% of median
Chief Operating Officer				$315,000

Roseann Duran	Executive Vice President and	$260,000	(2)	$260,000		103.2% of median
	Chief People Officer

(1) Mr. Teichman’s salary was increased to $340,000 on September 30, 2013 upon being appointed as Chief Operating Officer of the Company.

(2) Ms. Duran was appointed Executive Vice President and Chief People Officer on October 27, 2011.

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Annual Cash Incentives

Variable Cash Compensation. In addition to earning a base salary, the NEOs are eligible to earn additional cash compensation through annual (that is, short term) variable cash bonuses. We have structured our annual cash bonus program so that our executives’ cash compensation is significantly impacted by our overall financial performance, and by our executives’ achievement against, or contributions to, our corporate and individual performance objectives. The Compensation Committee sets target bonus levels at a level to motivate executives to achieve Company-wide operating and strategic objectives, and to perform at the highest levels of their individual abilities. The Compensation Committee also recognizes the important role that variable cash compensation plays in attracting and retaining our executives, and therefore sets target bonus levels so that target total cash compensation falls at or near the 75th percentile for total cash compensation at the peer group companies. Therefore, since base salaries are targeted at the market median, a significant portion of our executive officers’ total cash compensation is “at risk,” helping us implement a culture in which the officers know that their compensation, to a large extent, depends on our performance and their own individual performance.

In determining the target bonus opportunity for each NEO, the Compensation Committee believes, consistent with market practices that the target annual cash incentive opportunity for our NEO’s should make up a larger portion of target total cash compensation as the executive’s level of responsibility increases. Therefore, the target bonus percentage for the Chief Executive Officer is greater than the target bonus percentages for other NEOs.

The Compensation Committee generally starts the process of determining the target bonus levels, and the corporate and individual performance goals by which performance will be measured under the bonus program, in the last quarter before the start of the applicable year. As part of this analysis, the Compensation Committee considers the likely bonus payouts for the ongoing fiscal year. In the first quarter of the next year, the Compensation Committee reviews with the Company’s Chief Executive Officer the prior year’s financial results, budgets for the applicable year, and economic and the peer group data provided by its compensation consultant. The Chief Executive Officer then makes a recommendation to the Compensation Committee on the target bonuses that executives should be eligible to earn for the current year. The Compensation Committee reviews these recommendations, and makes the final determination of the corporate and individual performance goals for the applicable year, as well as the target bonus percentages.

In setting the goals for the year, the Compensation Committee generally considers corporate and individual performance but without reliance on specific formulas. The Compensation Committee may modify these goals at any time during the year. The Compensation Committee generally does not assign a particular weight to, or ascribe a specific dollar value to, any one of the corporate goals or individual performance achievements. Instead, at the close of the applicable fiscal year, the Compensation Committee comes to a general conclusion as to whether the corporate goals were met, whether the executive has performed his or her duties in a satisfactory manner, and whether there were any other extraordinary factors that should be considered in determining the amount of bonus earned for the year. The Compensation Committee may decide to pay bonuses to the executive officers even if our performance goals are not met in recognition of the executive’s individual performance throughout the year. In making the final decision on the amount of bonuses earned, if any, the Compensation Committee considers the review of the year-end financial results, the performance reviews for the reporting executive officers given by the Chief Executive Officer, as well as the Committee’s review of the Chief Executive Officer’s performance.

In sum, the amount of variable compensation that is actually earned by the NEOs is a discretionary determination made by the Compensation Committee without the use of pre-determined formulas. The Compensation Committee believes that maintaining discretion to evaluate our performance and the executive’s performance at the close of the year based on the totality of the circumstances, and to award or fail to award bonus compensation without reliance on rote calculations under set formulas, is appropriate in responsibly discharging its duties.

In January 2013, the Compensation Committee approved the 2013 target cash bonus levels for Messrs. Brown, Carney, Teichman and Ms. Duran. The Compensation Committee determined that the target annual bonus levels for Messrs. Brown, Carney and Teichman should be increased for 2013 to a level that, when taken together with target salary amount, were at approximately the 75th percentile for target cash compensation for the peer group companies. Ms. Duran’s target bonus level remained the same.

In January 2013, the Board selected the achievement of $103 million of non-GAAP income and $535 million of non-GAAP revenues, as the primary corporate performance goals for 2013 (together, the “Company Goals”). The Board picked these goals because it felt they would be the best indicators of achievement of our operating plan in 2013, and the factors that would be most critical to increasing the value of our common stock, thereby aligning the financial interests of the NEOs with those of the stockholders. If we did not achieve both Company Goals, the Compensation Committee still had the discretion to award bonuses. Overachievement of both Company Goals would result in bonus payouts above the target levels. Revenue was calculated as GAAP revenue, adjusted to add back the impact of the fair market value adjustment to deferred revenue acquired in connection with the Network Solutions acquisition. In light of the importance of the Company Goals and the critical nature of the NEOs’ roles in achieving the Company Goals, neither the Board nor the Compensation Committee set specific individual performance goals. Instead, the Compensation Committee decided that it would evaluate the individual’s performance based on a holistic consideration of the officer’s contributions over the course of the year, with the majority of the consideration in the determination of actual bonus size given to the achievement of the Company Goals.

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In January of 2014 in determining the actual payouts of bonus compensation payable to the NEOs, the Compensation Committee considered the achievement of the Company Goals, as well as the individual performance of each reporting NEO. The Company’s actual performance in 2013 was $112 million of non-GAAP income and $534 million of non-GAAP revenues. In evaluating Mr. Brown’s individual performance, the Compensation Committee considered certain qualitative and intangible factors, such as Mr. Brown’s leadership and his vision for us, which the Compensation Committee believes has played a vital part in our success to date. In particular, in 2013, Mr. Brown improved stockholder value refinancing our long-term debt to more attractive rates, completing a public offering of our Senior Convertible Notes, the proceeds with which we repaid $43.0 million of indebtedness under our revolving credit facility and $208.0 million of indebtedness under our first lien term loans, and reducing our debt balance ahead of schedule, helping to preserve capital in a challenging economic climate, generating strong cash flow, stabilizing revenues, adding new partners, growing our subscriber base, and further expanding our ecommerce business.

In evaluating Mr. Carney’s performance, the Compensation Committee considered certain subjective, qualitative and intangible factors, such as Mr. Carney’s financial and accounting expertise, his management of the our finances, in particular, his role in refinancing our long-term debt to more attractive rates, completing a public offering of our Senior Convertible Notes, reducing our debt balance ahead of schedule, and his continued development of our Sarbanes-Oxley procedures, including our risk management program.

In evaluating Mr. Teichman’s performance, the Committee took into account Mr. Teichman’s innovative methods which had greatly enhanced our performance and value to our stockholders, and improved our brand recognition, as well as his effective advertising and sponsorship campaigns.

In evaluating Ms. Duran’s performance, the Compensation Committee considered certain subjective, qualitative and intangible factors, including Ms. Duran’s management of the human resource function, implementation of process improvements related to employee communication and education and her development of compensation arrangements aimed at attracting and retaining employees.

Upon review of the Company’s performance against the Company’s Goal, and the individual performance of each NEO, the Compensation Committee recommended, and the Board approved bonuses to the NEOs for 2013, as set forth in the table below. Each NEO was awarded approximately 95% of his or her target bonus as a matter of internal parity, and in recognition that most, but not all, of the executive’s team’s goals and objectives had been achieved.

Name	Title	2013 Target Bonus as % of Base Salary	2012 Target Bonus as % of Base Salary	% Change From 2012	Market Position Percentile[1]	2013 Actual Bonus as % of Target Bonus	2013 Cash Bonus Paid

David L. Brown	Chairman, CEO and President	145%	140%	5%	Slightly above the 75th	95%	$771,400

Kevin M. Carney	EVP and Chief Financial Officer	85%	80%	5%	Slightly below the 75th	95%	$282,625

Jason T. Teichman	EVP and Chief Operating Officer	90%	85%	5%	At the 75th	95%	$290,700

Roseann Duran	EVP and Chief People Officer	75%	75%	–	Slightly above the 75%	95%	$185,250

1 Indicates percentile ranking of target annual bonus against executive peer group.

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Long Term Equity Compensation

The Compensation Committee believes that properly structured equity compensation works to align the long-term interests of stockholders and our executives by creating a strong, direct link between employee compensation and stock price appreciation. The Compensation Committee also believes that if the NEOs own shares of our common stock with values that are significant to them, they will have an incentive to act to maximize long-term stockholder value instead of short-term personal gain. The Compensation Committee also believes that equity compensation is an integral component of our efforts to attract and retain exceptional executives, senior management and employees.

The Compensation Committee generally makes awards of equity compensation so that, when the value of the equity is added to target total cash compensation, the target total cash and equity compensation opportunity falls at or near the 75th percentile for target total cash and equity compensation of similar executives at our peer group companies.

In addition, as noted above under “Compensation Philosophy and Objectives”, benchmarking is not the only factor that may be considered when setting equity compensation levels. As with cash incentive opportunities, in determining the equity opportunity for each NEO, the Compensation Committee believes, consistent with market position that the incentive opportunity should make up a larger portion of a NEOs target total compensation as the executive’s level of responsibility increases. Therefore, the equity awards for the Chief Executive Officer are generally greater than the equity awards granted to the other NEOs.

In determining the mix of equity — that is, as between options and stock awards, such as restricted stock and restricted stock units — the Compensation Committee generally considers the Black-Scholes value, the mix of awards granted by the peer group companies, and the number of shares available in the stock plan reserves.

We have historically granted stock options to the NEOs. These options have an exercise price equal to the fair market value of the common stock on the date of grant, and vest based on continued service over a specified period (typically, four years). As a result of the way the stock options awards are structured, options provide a return to the executive only if he or she remains employed by us, and then only if the market price of our common stock appreciates over the term of the option.

In recent years, we have granted restricted stock awards to the executive officers that have no exercise price and generally vest based on continued service over a specified period (typically, four years). Restricted stock awards provide some level of certain return, which the Compensation Committee believes has been necessary in recent years due to the volatility of the stock market generally, and in our stock price in particular. The Compensation Committee believes that the four-year vesting period encourages executives to think about longer term stock price performance and provides a retention incentive. The vesting of restricted stock awards and stock options is accelerated in the event of death, disability, normal retirement (that is termination of service on or after age 65), and/or the consummation of a change of control. The Compensation Committee believes these accelerated vesting provisions are appropriate because these terms are consistent with the vesting provisions of the peer group companies, and therefore allow us to attract and retain high quality executives. In addition, in the case of accelerated vesting upon a change of control, the accelerated vesting allows the executives to focus on closing a transaction that may be in the best interest of our stockholders, even if it might result in a termination of their employment and therefore a forfeiture of their equity awards.

In January 2013, the Compensation Committee approved the grant of options and restricted stock to Messrs. Carney and Teichman and Ms. Duran set forth in the table below. The Compensation Committee recommended to the independent, outside non-employee directors of the Board, and they approved, the grant of options and restricted stock to Mr. Brown, as set forth in the table below. The Compensation Committee selected a mix of options and restricted stock awards covering an equal number of shares, because the Compensation Committee believes that by providing one-half of the equity award in appreciation potential (options) and one-half of more certainty of value (restricted stock), it better aligns the interests of the NEOs with those of our stockholders, as they would share in the rewards in our performance just as our stockholders would. In making its determinations as to the aggregate size of the awards, the Compensation Committee considered the Chief Executive Officer’s recommendations for the other executive officers, the recommendations of PRM, peer data provided by PRM regarding the target mix of equity awards granted by peer companies. The Committee and the Board also made a one-time grant of restricted stock to the NEOs and other employees related to the successful integration of the Network Solutions acquisition. In addition, the Compensation Committee asked PRM to create a special reference set of data showing target incentive compensation only (that is, cash bonus and equity for the peer group companies). Based on this data, the Compensation Committee chose to take the average of the value of the incentive compensation at the 75th percentile.

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Name	Title	Options	Restricted Stock	Restricted Stock(1)	Market Position Percentile(2)

David L. Brown	Chief Executive Officer and President	196,000	196,000	50,000	114.4% of the 75th percentile

Kevin M. Carney	EVP and Chief Financial Officer	65,000	65,000	25,000	114.2% of the 75th percentile

Jason T. Teichman	EVP and Chief Operating Officer	45,000	45,000	25,000	102.6% of the 75th percentile

Roseann Duran	EVP and Chief People Officer	24,000	24,000	16,000	123.0% of the 75th percentile

(1)	Award of restricted stock granted on January 30, 2013 as recognition for the successful integration of Network Solutions. The shares became fully vested on February 12, 2013.

(2)	Market positioning constitutes equity multiples as % of base salary at the 75th percentile.

Equity Compensation Policies

Grant Date Guidelines.  On March 19, 2007, we adopted written equity grant guidelines setting forth the grant practices and procedures for all equity awards. Pursuant to these guidelines, equity awards are generally made at regularly scheduled meetings. However, as necessary to meet business needs, the Compensation Committee or the Board may grant equity awards outside of those regularly scheduled meetings.

All stock option awards are granted with an exercise price equal to the fair market value of the underlying stock on the effective grant date (or, in accordance with the terms of our approved equity plans, the fair market value of the underlying stock on the date prior to the effective grant date, if an award is made on a non-trading day).

Stock Ownership Guidelines.  As part of our overall corporate governance and compensation practices, we have always encouraged our directors and executive officers to hold a significant equity interest in us. In light of current best practices in this area, the Board adopted stock ownership guidelines for our NEOs and Board members, effective March 2010. Under these guidelines, Mr. Brown must maintain a Required Market Value of Qualifying Shares equal to three times his base salary; Mr. Carney two times his base salary; and Mr. Teichman and Ms. Duran one times their base salaries. All NEOs have three years to achieve the required share ownership. We review compliance with this policy at a meeting of the Board held during the first quarter of each year. As of the record date, all of our NEOs had met these required levels. The definition of Qualifying Shares includes the following:

•	Shares owned separately by the NEO, or owned either jointly with, or separately, by his immediate family members residing in the same household;

•	Shares held in trust for the benefit of the NEO or his immediate family members;

•	Shares purchased in the open market;

•	Shares held through our 401(k) Plan;

•	50% of vested stock options;

•	75% of restricted stock awards; and

•	75% of restricted stock units.

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Special Transactions.  We have a policy that prohibits its executive officers, directors and other members of management from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our stock.

Severance Benefits.  The employment of each of the NEOs is “at will.” However, each of the NEOs is eligible to receive severance benefits upon certain involuntary terminations of employment under the terms of their respective employment agreements, in the case of Messrs. Brown and Carney, and under the terms of the Company’s Executive Severance Plan, in the case of Mr. Teichman and Ms. Duran. The terms of the employment agreements with the NEOs are discussed more fully in the section below under the heading “Employment, Severance and Change of Control Agreements.” The terms of the Company’s Executive Severance Plan are discussed more fully in the sections below under the headings “Employment, Severance and Change of Control Agreements” and “Executive Severance Benefit Plan.”

The agreements and the Executive Severance Plan reflect our desire to maintain internal parity among the named executive officers with respect to their potential severance benefits. The Compensation Committee considers these severance benefits critical to attracting and retaining high caliber executives. In addition, the Compensation Committee believes that change of control severance benefits and accelerated vesting, if structured appropriately, serve to minimize the distractions to an executive and reduce the risk that an executive officer leaves our employment before an acquisition is consummated. We believe that the existing arrangements allow the executive officers to focus on continuing normal business operations and, in the case of change of control benefits, on the success of a potential business combination, rather than worrying about how business decisions that may be in our best interest will impact their own financial security. That is, these existing arrangements help ensure stability among the executive officer ranks, and will help enable the executive officers to maintain a balanced perspective in making overall business decisions during periods of uncertainty.

We note that the tax “gross-up” payment provided in our Chief Executive Officer’s executive severance rights agreement was negotiated in 2008, and we have not renegotiated that provision with him in connection with any other changes to his arrangements. We note that such a provision is viewed currently by some stockholders as a “poor pay practice”. However, we are mindful that this provision was negotiated with our Chief Executive Officer in good faith by our Compensation Committee at the time it was entered into as part of a larger compensation package that was determined to be consistent with market practices at that time and necessary to retain the services of Mr. Brown, who has played such a central role in the Company’s success in the last 15 years. We also mindful that stockholder positions on particular pay practices like gross ups were solidified and published years after our arrangements were approved and executed. We expect to continue, as we have in the past, to take account of stockholder positions as appropriate in our considerations of compensatory matters.

Personal Benefits. We provide only limited perquisites to the NEOs. In considering potential perquisites, the Compensation Committee reviews the cost to us as compared to the perceived value to us. Under the terms of his employment agreement, we continued the life insurance policy purchased in 2008 for Mr. Brown, who holds the right to receive any death benefits that are paid under this policy. The face value of the policy is $2,000,000. In addition, we paid for the cost of a supplemental disability insurance policy for Mr. Brown, which policy provides coverage in addition to that provided under our broad based disability insurance policy, so that both policies combined will provide Mr. Brown 100% of his salary in the event of a disability.

These life and disability insurance policies were originally obtained as a result of negotiations with Mr. Brown over potential severance payments upon death or disability. The Compensation Committee decided that rather than pay severance upon disability or death out of our general assets, it was more cost effective to provide for these payments through insurance. The Compensation Committee believes that these limited perquisites are important for attracting and retaining key talent and are consistent with benefits provided by peer group companies. Mr. Brown also received a tax gross up payment of 6,293 on the aggregate life insurance premiums for 2013, which the Compensation Committee felt was a minimal cost and consistent with the intention of providing Mr. Brown with the full value of the benefit of the insurance policies.

Non-Qualified Deferred Compensation Plan

On June 15, 2012 the Company established the Web.com Group, Inc. Non-Qualified Deferred Compensation Plan.

The purpose of the Non-Qualified Deferred Compensation Plan is to provide a select group of our management or highly compensated employees, who contribute significantly to our future business success, with supplemental retirement income benefits through the deferral of annual salaries and bonus compensation and through our additional discretionary matching contributions. These contributions are allocated to bookkeeping accounts under the Non-Qualified Deferred Compensation Plan and credited with a notional return based on investment funds designated by participating employees, none of which provides above-market earnings. The Non-Qualified Deferred Compensation Plan does not obligate us to make any particular level of contributions for the benefit of any participating employee; accordingly, the benefit amount payable under the Non-Qualified Deferred Compensation Plan to any participating employee is not presently determinable.

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Participants are at all times fully vested in that portion of their accounts under the Non-Qualified Deferred Compensation Plan attributable to their own salary and bonus deferrals. Portions of such accounts attributable to our matching contributions are 50% vested after 2 years of service with us, 75% vested after three years of service with us, and 100% vested after 4 years of service with us. Notwithstanding the foregoing schedule, matching contributions will be 100% vested upon a change in control of the Company, a participant’s disability, or a participant’s death.

Distribution of an account balance under the Non-Qualified Deferred Compensation Plan, to the extent vested, occurs following the earliest of a participant’s attainment of normal retirement age, separation from service, death, or disability, the occurrence of a change in control of the Company, or the termination of the Plan. In addition, that portion of the account that is attributable to salary and bonus deferrals may be distributed on a distribution date specified in the participant’s deferral election. Distributions are made in the form of either a lump sum or installments over a term not to exceed five years (or any other permissible schedule selected by the administrative committee and set forth in the participant’s election notice), as elected by the participant.

Supplemental Executive Retirement Plan

On June 15, 2012, the Company established the Supplemental Executive Retirement Plan (“ SERP”). The purpose of the SERP is to provide a select group of our management or highly compensated employees, who contribute significantly to our future business success, with supplemental retirement income benefits through our discretionary contributions. These contributions are allocated to bookkeeping accounts under the SERP and credited with a notional return based on investment funds designated by participating employees, none of which provides above-market earnings. The SERP does not obligate us to make any particular level of contributions for the benefit of any participating employee; accordingly, the benefit amount payable under the SERP to any participating employee is not presently determinable.

Participants are 50% vested in their accounts under the SERP when they have completed 15 years of service with us, with vesting increasing by 10% for each completed year of service thereafter until 100% vesting is attained upon completion of 20 years of service. Notwithstanding the foregoing schedule, 100% vesting in such accounts occurs upon a change in control of the Company, a participant’s attainment of normal retirement age (completion of at least 5 years of service and attainment of at least age 62), a participant’s disability, or a participant’s death.

Distribution of an account balance under the SERP, to the extent vested, occurs following the earliest of (i) the later of a participant’s separation from service and attainment of age 55, (ii) the participant’s death, (iii) the participant’s disability, and (iv) the occurrence of a change in control of the Company. Such distributions are made in the form of either a lump sum or installments over a term not to exceed 5 years (or any other permissible schedule selected by the administrative committee and set forth in the participant’s election notice), as elected by the participant.

On January 30, 2014, the Compensation Committee approved a discretionary contribution to the SERP in the amount of $675,470 for the year ended December 31, 2013.

Employee Benefits

We provide the following benefits to the NEOs, on the same terms and conditions as provided to all other eligible employees:

• health, dental insurance and vision;

• basic life insurance;

• medical and dependent care flexible spending account;

• short-and long-term disability, accidental death and dismemberment; and

• 401(k) Plan, with discretionary, non-discriminatory Company matching contributions.

We believe these benefits are consistent with benefits provided by the peer group companies and help us to attract and retain high quality executives.

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Tax Deductibility of Executive Compensation

Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct in any one year with respect to its Chief Executive Officer and certain other highly compensated executive officers. Some types of compensation, including stock options and other compensation based on performance criteria that are approved in advance by stockholders, may be structured so as to be excluded from the deduction limit. We may grant and administer stock options in a manner that complies with the “qualified performance-based compensation” exemption under Section 162(m) of the Code. By contrast, because the vesting of the shares of restricted stock is not currently subject to the achievement of specified performance criteria, the current restricted stock awards do not qualify as performance-based compensation and accordingly the compensation expense related to such awards to the named executive officers will count toward the $1 million limit on deductibility.

To maintain flexibility in compensating the executive officers in a manner that promotes varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible. The Compensation Committee will continue to evaluate the effects of the compensation limits of Section 162(m) and to grant compensation awards in the future in a manner that is believed to be consistent with the best interest of the Company and its stockholders.

Accounting Considerations

We account for equity compensation paid to our employees under the Financial Accounting Standards Board Accounting Standards Codification Topic 718, which requires us to estimate and record an expense over the service period of the equity award. Our cash compensation is recorded as an expense at the time the obligation is accrued. The accounting impact of our compensation programs is one of many factors the Compensation Committee considers in determining the structure and size of our executive compensation programs.

Compensation Recovery Policy

We have included clawback provisions in the employment agreements of our Chief Executive Officer and Chief Financial Officer to attempt to recover cash bonus payments paid to them if the performance objectives that led to the determination of such payments were to be restated, or found not to have been met to the extent the Compensation Committee originally believed. Additionally, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive. Further, we will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and will modify our compensation recovery policy once the Securities and Exchange Commission adopts final regulations on the subject.

Risk Analysis of Compensation Plans

The Compensation Committee reviews the compensation policies as generally applicable to our employees as a whole, and believes that these policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us. The design of the compensation policies and programs encourages the employees to remain focused on both our short-and long-term goals. For example, while the cash bonus plan measures performance on an annual basis, the equity awards typically vest over a number of years, which the Compensation Committee believes encourages our employees to focus on sustained stock price appreciation, thus limiting the potential for excessive risk-taking.

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows for the fiscal year ended December 31, 2013 compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and President, Executive Vice President and Chief Financial Officer, Executive Vice President and Chief Marketing Officer, and Executive Vice President and Chief People Officer (the “Named Executive Officers”):

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SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary($)		Bonus ($)(3)		Option Awards ($)(6)	Restricted Stock ($)(6)	All Other Compensation ($)(7,)	Total ($)
David L. Brown	2013	560,000		771,400		1,050,539	2,678,002	139,161	5,199,102
Chief Executive Officer	2012	560,000		784,000		608,381	1,367,268	24,778	3,334,427
and President	2011	560,000	(1)	1,250,000	(4)	408,828	872,716	24,105	3,115,649
Kevin M. Carney	2013	350,000		282,625		347,165	1,018,523	60,150	2,058,463
Executive Vice President	2012	350,000		280,000		200,487	433,971	7,500	1,271,958
and Chief Financial Officer	2011	350,000	(1)	585,000	(5)	134,610	273,644	4,181	1,347,435
Jason M. Teichman	2013	320,769	(2)	290,700		241,774	822,322	23,401	1,698,966
Executive Vice President	2012	315,000		267,750		137,531	244,255	7,753	972,289
and Chief Operating Officer	2011	315,000	(2)	162,500		44,273	89,117	2,183	613,073
Roseann Duran*	2013	260,000		185,250		160,006	538,889	33,650	1,177,795
Executive Vice President	2012	260,000		195,000		105,138	244,737	12,753	817,628
and Chief People Officer

*	Ms. Duran became a Section 16 officer on February 8, 2012.

(1)	Mr. Brown’s annual salary was increased to $445,000 on February 2, 2011, and to $560,000 effective November 1, 2011, upon the closing of the acquisition of Network Solutions. Mr. Carney’s annual salary was increased to $285,000 effective February 2, 2011, and to $350,000 on November 1, 2011, upon the closing of the acquisition of Network Solutions.

(2)	Mr. Teichman’s 2011 annual salary was increased to $225,000 on July 1, 2011; to $315,000 effective November 1, 2011, upon the closing of the acquisition of Network Solutions; and to $340,000 effective September 30, 2013 upon being named Chief Operating Officer.

(3)	Bonus for 2013 paid in 2014.

(4)	For Mr. Brown, in addition to the 2011 annual bonus amount of $500,000 paid in February 2012, the Compensation Committee awarded a bonus of $750,000 on August 9, 2011, as recognition of the successful integration of Register.com, Inc.

(5)	For Mr. Carney, in addition to the 2011 annual bonus amount of $210,000 paid in February 2012, the Compensation Committee awarded a bonus of $375,000 on August 9, 2011, as recognition of the successful integration of Register.com, Inc.

(6)	Amounts shown reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2013 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2014.

(7)	All “Other Compensation” includes the following payments made on behalf of the executives:

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The contribution shown in the Supplemental Retirement Plan pertains to the 2013 plan year. This contribution was approved by the Compensation Committee on January 30, 2014.

Name	Year	Life Insurance/ Disability Annual Premiums ($)	Gross Up of Life Insurance Premium ($)	401(k) Plan Matching Contributions ($)	Non-Qualified Deferred Compensation Plan Matching Contributions ($)	Supplemental Executive Retirement Plan Contributions Made in FY 2013 ($)	Total ($)
David L. Brown	2013	13,248	6,263	7,650	—	112,000	139,161
	2012	13,248	4,030	7,500	—	—	24,778
	2011	13,247	4,030	6,828	—	—	24,105
Kevin M. Carney	2013	—	—	5,737	1,913	52,500	60,150
	2012	—	—	7,500	—	—	7,500
	2011	—	—	4,181	—	—	4,181
Jason Teichman	2013	—	—	5,738	1,913	15,750	23,401
	2012	—	—	7,753	—	—	7,753
	2011	—	—	2,183	—	—	2,183
Roseann Duran	2013	—	—	7,650	—	26,000	33,650
	2012	—	—	12,753	—	—	12,753
	2011	—	—	3,751	—	—	3,751

The contributions shown in the Supplemental Executive Retirement Plan column were made with respect to our 2012 fiscal year, but approved and credited to participant accounts in fiscal 2013. SERP contributions with respect to our fiscal year 2013 were approved by the Compensation Committee on January 30, 2014 and credited to accounts thereafter, in the following amounts: Mr. Brown ($140,000); Mr. Carney ($52,500); Mr. Teichman ($15,750); and Ms. Duran ($50,000).

Mr. Brown, pursuant to an Aircraft TimeSharing Agreement dated December 11, 2013, had personal use of the Company’s airplane. The aggregate incremental cost is calculated as variable cost and reimbursement is made at more than the aggregate incremental cost.

GRANTS OF PLAN-BASED AWARDS IN 2013

		Estimated future payouts under non- equity incentive plan awards			All Other Stock Awards Number of Shares of Stock or	All Other Option Awards Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Options
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Units (#)(1)(2)	Options (#)	Awards ($/Sh)	Awards ($)
David L. Brown(1)	1/30/2013	—	—	—	246,000	196,000	$15.96	$5,762,680
Kevin M. Carney(1)	1/30/2013	—	—	—	90,000	65,000	$15.96	$2,045,450
Jason T. Teichman	1/30/2013	—	—	—	70,000	45,000	$15.96	$1,538,850
Roseann Duran(1)	1/30/2013	—	—	—	40,000	24,000	$15.96	$863,280

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(1)	Award of restricted stock. Restrictions lapse in equal annual installments over a four-year period and is payable in Company stock.

(2)	All of the named executive officers received on January 30, 2013, an additional grant of restricted stock in recognition of the successful integration of Network Solutions, and these awards were fully vested on February 12, 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3)	Market Value of Shares or Units of Stock That Have Not Vested($)(4)
David L. Brown	500,000	—		9.00	4/6/2015	435,750	13,852,493
	200,000	—		8.92	1/25/2017	—	—
	147,500	—		8.74	5/13/2018	—	—
	172,500	7,500	(1)	5.40	2/4/2020	—	—
	79,333	32,667	(1)	9.97	2/2/2021	—	—
	84,792	100,208	(1)	13.29	2/8/2022	—	—
	44,917	151,083	(1)	15.96	1/30/2023	—	—

Kevin M. Carney	80,000	—		9.00	4/6/2015	144,000	4,577,760
	25,000	—		11.25	2/24/2016	—	—
	70,000	—		8.92	1/25/2017	—	—
	46,000	—		8.74	5/13/2018	—	—
	57,500	2,500	(1)	5.40	2/4/2020	—	—
	26,197	11,083	(1)	9.97	2/2/2021	—	—
	27,500	32,500	(1)	13.29	2/8/2022	—	—
	14,896	50,104	(1)	$15.96	1/30/2023	—	—

Jason T. Teichman	43,750	12,500	(2)	4.59	8/6/2020	103,125	3,278,344
	24,063	28,4371)		13.29	2/8/2022	—	—
	10,313	34,687	(1)	15.96	1/30/2023	—	—

Roseann Duran	20,000	—		9.00	4/6/2015	65,000	2,066,350
	15,000	—		11.25	2/24/2016	—	—
	30,000	—		8.92	1/25/2017	—	—
	5,250	1,750	(1)	5.40	2/4/2020	—	—
	11,333	4,667	(1)	9.97	2/2/2021	—	—
	13,750	16,250	(1)	13.29	2/8/2022	—	—
	5,500	18,500	(1)	15.96	1/30/2023

(1)	Each award vests monthly in equal installments over a four-year period from the date of grant, subject to continued service. The exercise price of each option is the closing price of our stock on the date of grant.

(2)	50% of the stock options vest on the second anniversary measured from August 6, 2010, the date of grant, and the remaining 50% vest in equal monthly installments over the remaining 2 years. The exercise price of these stock options was the closing price of the stock on August 9, 2010.

(3)	Awards of restricted stock. For Mr. Brown, 180,000 shares vest in equal annual installments measured from February 4, 2010, of which 135,000 shares are already vested; 112,000 shares vest in equal annual installments measured from February 2, 2011, of which 56,000 shares are already vested; 185,000 shares vest in equal annual installments measured from February 8, 2012, of which 46,250 are already vested, and 246,000 shares, of which 196,000 shares vest in equal annual installments measured from January 30, 2013, and the remaining 50,000 that were awarded in recognition of the successful integration of Network Solutions, became fully vested on February 12, 2013.

For Mr. Carney, 60,000 shares vest in equal annual installments measured from February 4, 2010, of which 45,000 shares are already vested; 38,000 shares vest in equal annual installments measured from February 2, 2011, of which 19,000 shares are already vested; 60,000 shares vest in equal annual installments measured from February 8, 2012, of which 15,000 are already vested, and 90,000 shares, of which 65,000 shares vest in equal annual installments measured from January 30, 2013, and the remaining 25,000 shares that were awarded in recognition of the successful integration of Network Solutions, became fully vested on February 12, 2013.

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For Mr. Teichman, 50% of the shares will vest on the second anniversary measured from the date of grant which was August 9, 2010, and the remainder 50% of the shares vest in equal annual installments during the subsequent two years, with 56,250 shares already vested; 52,500 shares vest in equal annual installments measured from February 8, 2012, of which 13,125 shares are already vested; and 70,000 shares, of which 50,000 shares vest in equal annual installments measured from January 30, 2013, and the remaining 25,000 shares that were awarded in recognition of the successful integration of Network Solutions, became fully vested on February 12, 2013.

For Ms. Duran, 42,000 shares vest in equal annual installments measured from February 4, 2010, of which 31,500 shares are already vested; 16,000 shares vest in equal annual installments measured from February 2, 2011, of which 8,000 shares are already vested; 7,500 shares vest in equal annual installments measured from February 8, 2012; and 40,000 shares, of which 24,000 shares vest in equal annual installments measured from January 30, 2013, and the remaining 16,000 shares that were awarded in recognition of the successful integration of Network Solutions, became fully vested on February 12, 2013.

(4)	Based on $31.79, the closing price of the stock on December 31, 2013.

OPTION EXERCISES AND STOCK VESTED

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
David L. Brown	–	–	433,250	7,945,805	(1)
Kevin M. Carney	89,168	1,668,333	135,500	2,485,070	(2)
Jason T. Teichman	–	–	56,875	1,242,775	(3)
Roseann Duran	60,000	1,196,368	38,000	696,920	(4)

(1)	Based on $18.34, the closing price of the stock on February 12, 2013. Mr. Brown surrendered 181,748 shares to cover the applicable tax obligation.

(2)	Based on $18.34, the closing price of the stock on February 12, 2013. Mr. Carney surrendered 56,840 shares to cover the applicable tax obligation.

(3)	For 38,125 shares, the value realized is based on $18.34, the closing price of the stock on February 12, 2013, and for 18,750 shares, the value realized is based on $28.99, the closing price of the stock on August 19, 2013. Mr. Teichman surrendered 18,293 shares to cover the applicable tax obligation.

(4)	Based on $18.34, the closing price of the stock on February 12, 2013. Ms. Duran surrendered 10,393 shares to cover the applicable tax obligation.

NON-QUALIFIED DEFERRED COMPENSATION

The following table shows for the fiscal year ended December 31, 2013, certain information regarding non-qualified deferred compensation benefits for the Named Executive Officers.

Name	Executive Contributions ($)	Registrant Contributions ($)	Aggregate Earnings ($)	Registrant SERP Contributions ($)	Aggregate Balance ($)
David L. Brown	6,006	–	18,680	112,000	149,991
Kevin M. Carney	6,006	1,912	10,475	52,500	84,526
Jason T. Teichman	6,006	1,912	4,285	15,750	41,490
Roseann Duran	6,006	–	6,890	26,000	52,519

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The purpose of our Non-Qualified Deferred Compensation Plan (NQDC Plan) is to provide a select group of our management and other highly compensated employees, who contribute significantly to our future business success, with supplemental retirement income benefits through the deferral of annual salaries and bonus compensation and through additional discretionary matching contributions by us. The availability of this benefit helps us retain these key employees and to attract new key employees. We do not pay above-market earnings on these amounts.

The purpose of the SERP is to provide our management and other highly compensated employees, who contribute significantly to our future business success, with supplemental retirement income benefits through discretionary contributions. The availability of this benefit helps us retain these key employees and to attract new key employees. The Compensation Committee approved the funding of the SERP for 2013 for the NEO’s and certain other executives at its meeting on January 29, 2014. We do not pay above-market earnings on these amounts.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

Employment Agreements

Effective October 28, 2009, each of Mr. Brown and Mr. Carney entered into amended employment agreements, and effective July 28, 2010, Mr. Teichman entered into an employment letter (the “Agreements”). The Agreements provide as follows:

David L. Brown

Salary

Effective November 1, 2011, the Board of Directors, at the recommendation of the Compensation Committee increased Mr. Brown’s annual salary from $445,000 to $560,000.

Annual Bonus

Mr. Brown is eligible to earn an annual incentive bonus, as determined by the Compensation Committee. The annual target bonus amount will be set at 140%, or as amended by the Committee, of his annual base salary. On January 30, 2014, the Board set the annual target bonus amount at 150%. Mr. Brown must remain an active employee through the time the Committee determines bonus amounts for him to earn a bonus.

Benefits

The Company will pay for the grossed up premiums for Mr. Brown, for a life insurance policy with coverage at a minimum of $2,000,000 and for a disability insurance policy with coverage at a minimum of 100% of Mr. Brown’s base salary in effect at the time of disability.

Severance Benefits

In the event that, prior to a Change of Control (as defined in the amended and restated employment agreement), Mr. Brown is terminated without cause (as defined in the applicable agreement) or resigns with good reason (certain material adverse changes in the terms and conditions of his employment), Mr. Brown is entitled to the following, subject to Mr. Brown’s execution of an effective release of claims in favor of the Company, and Mr. Brown’s observation of his continuing obligations to the Company following termination:

(i) A lump sum severance payment to Mr. Brown in an amount equal to eighteen (18) months of Mr. Brown’s then-current base salary plus 150% of the greater of (A) the Target Annual Bonus for the year in which the termination occurs or (B) the prior year’s Target Annual Bonus actually earned by Mr. Brown, subject to withholdings and deductions, (ii) acceleration of the vesting of each then-outstanding, unvested equity award held by Mr. Brown as to that number of shares under each such award that would have vested in the ordinary course had Mr. Brown continued to be employed by the Company for an additional eighteen (18) months (or, if no shares would vest during such time under a specific award due to a cliff vesting provision, then the number of shares vesting and becoming exercisable pursuant to this paragraph shall equal the product of (A) the total number of shares subject to the award and (B) a fraction, the numerator of which is eighteen (18) plus the number of whole months that have elapsed between Mr. Brown’s vesting commencement date and the date of termination, and the denominator of which is the total number of months in the vesting schedule), with such vesting occurring as of the date of Mr. Brown’s termination, (iii) extension of the post-termination exercise period of all non-statutory stock options then held by Mr. Brown such that such options, to the extent vested, are exercisable until the earlier of (A) the original term expiration date for such award and (B) the first anniversary of Mr. Brown’s termination date and (iv) if Mr. Brown timely elects the Consolidated Omnibus Budget Reconciliation Act of 1985 (hereinafter “COBRA”) health insurance coverage, payment by the Company of Mr. Brown’s COBRA premiums for eighteen (18) months following the date his employment terminates or until such earlier date as he is no longer eligible for COBRA coverage or he becomes eligible for health insurance coverage from another source (provided that Mr. Brown must promptly inform the Company, in writing, if he becomes eligible for health insurance coverage from another source within eighteen (18) months after the termination) with all amounts subject to regular withholding and deductions.

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280G Gross-Up

The amended and restated employment agreement of Mr. Brown was modified such that he is entitled to receive a modified Code Section 280G gross-up in an amount not to exceed $1,000,000.

Change of Control Benefits

In the event the Company undergoes a Change of Control, Mr. Brown is entitled to receive the following benefits, subject to Mr. Brown’s execution of an effective release of claims in favor of the Company, immediately as of the Change of Control:

•	The Company shall make a lump sum payment to Mr. Brown in an amount equal to eighteen (18) months of Mr. Brown’s then- current base salary plus 150% of the greater of (A) the Target Bonus for the year in which the transaction occurs or (B) the prior year’s Target Bonus actually earned by Mr. Brown, subject to withholdings and deductions, and the vesting of each equity award held by Mr. Brown immediately prior to such Change of Control transaction shall accelerate as to all of the then- unvested shares subject to each such award, effective as of immediately prior to the effective time of such Change of Control.

Kevin M. Carney

Salary

Effective November 1, 2011, the Compensation Committee increased Mr. Carney’s annual salary from $285,000 to $350,000. Mr. Carney’s annual salary is subject to annual review by the Committee.

Annual Bonus

Mr. Carney is eligible to earn an annual incentive bonus, as determined by the Compensation Committee. The annual target bonus amount will be set at 80%, or as amended by the Committee, of his annual base salary. On January 29, 2014, the Compensation Committee set the annual target bonus amount at 95%. Mr. Carney must remain an active employee through the time the Committee determines bonus amounts for him to receive a bonus.

Severance Benefits

In the event that, prior to a Change of Control (as defined in the amended and restated employment agreement), Mr. Carney is terminated without cause (as defined in the applicable agreement) or resigns with good reason (certain material adverse changes in the terms and conditions of his employment), Mr. Carney is entitled to the following, subject to Mr. Carney’s execution of an effective release of claims in favor of the Company, and Mr. Carney’s observation of his continuing obligations to the Company following termination:

(i) A lump sum severance payment to Mr. Carney in an amount equal to twelve (12) months of Mr. Carney’s then-current base salary plus 100% of the greater of (A) the Target Annual Bonus for the year in which the termination occurs or (B) the prior year’s Target Annual Bonus actually earned by Mr. Carney, subject to withholdings and deductions, (ii) the vesting of each then-outstanding, unvested equity award held by Mr. Carney will accelerate as to that number of shares under each such award that would have vested in the ordinary course had Mr. Carney continued to be employed by the Company for an additional twelve (12) months (or, if no shares would vest during such time under a specific award due to a cliff vesting provision, then the number of shares vesting and becoming exercisable pursuant to this paragraph with respect to such award shall equal the product of (A) the total number of shares subject to the award and (B) a fraction, the numerator of which is twelve (12) plus the number of whole months that have elapsed between Mr. Carney’s vesting commencement and the date of termination, and the denominator of which is the total number of months in the vesting schedule), with such vesting occurring as of the date of Mr. Carney’s termination (such vesting, the “12 Month Vesting”), (iii) extension of the post-termination exercise period of all non-statutory stock options then held by Mr. Carney such that such options, to the extent vested, are exercisable until the earlier of (A) the original term expiration date for such award and (B) the first anniversary of Mr. Carney’s termination date and (iv) if Mr. Carney timely elects COBRA health insurance coverage, reimbursement by the Company of Mr. Carney’s COBRA premiums for twelve (12) months following the date his employment terminates or until such earlier date as he is no longer eligible for COBRA coverage or he becomes eligible for health insurance coverage from another source (provided that Mr. Carney must promptly inform the Company, in writing, if he becomes eligible for health insurance coverage from another source within twelve (12) months after the termination).

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Change of Control Benefits

In the event the Company undergoes a Change of Control, Mr. Carney is entitled to receive the following benefits, subject to Mr. Carney’s execution of an effective release of claims in favor of the Company, immediately as of the Change of Control:

•	The vesting of each equity award held by Mr. Carney immediately prior to such Change of Control transaction shall accelerate as to 75% of his then-unvested shares subject to each such award, effective as of immediately prior to the effective time of such Change of Control. Notwithstanding the foregoing, in the event of a Change of Control in which either (A) the acquiring or surviving entity does not agree to assume or otherwise continue Mr. Carney’s outstanding equity awards, or (B) the acquiring or surviving entity does assume or otherwise continue Mr. Carney’s outstanding equity awards but such awards cease to cover shares of common stock that are readily tradable on an established securities market, then 100% of the shares subject to each then-outstanding unvested equity award held by Mr. Carney shall become fully vested and, as applicable, exercisable, effective as of immediately prior to the effective time of such Change of Control.

•	If following the effective date of a Change of Control (as defined in the employment agreement) either (x) the Company (or its successor) terminates Mr. Carney’s employment without cause (and other than as a result of Mr. Carney’s death or disability), or (y) Mr. Carney resigns with good reason, and in either such case such event constitutes a “separation from service”, then Mr. Carney shall be eligible to receive the severance benefits described above in “Severance Benefits” section, except that the vesting acceleration of each then-outstanding, unvested equity award held by Mr. Carney will accelerate as to the greater of (A) the 12 Month Vesting or (B) 75% of Mr. Carney’s then-unvested shares. Mr. Carney’s receipt of these benefits is subject to his execution of an effective release of claims in favor of the Company.

Jason T. Teichman

Salary

Effective November 1, 2011, the Compensation Committee increased Mr. Teichman’s annual salary from $250,000 to $315,000, and effective September 30, 2013 Mr. Teichman’s salary was increased to $340,000.

Annual Bonus

Mr. Teichman is eligible to earn an annual incentive bonus, as determined by the Compensation Committee. The annual target bonus amount will be set at 85%, or as amended by the Compensation Committee, of his annual base salary. On January 29, 2014, the Compensation Committee set the annual target bonus amount at 95%. Mr. Teichman must remain an active employee through the time the Compensation Committee determines bonus amounts for him to receive a bonus.

Severance Benefits

Mr. Teichman is eligible to participate in the Executive Severance Benefit Plan of the Company (the “Severance Plan”), the terms of which are described below.

Roseann Duran

Salary

Effective November 1, 2011, the Compensation Committee increased Ms. Duran’s annual salary from $245,000 to $260,000. Ms. Duran’s annual salary is $260,000 and is subject to annual review by the Compensation Committee.

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Annual Bonus

Ms. Duran’s is eligible to earn an annual incentive bonus, as determined by the Compensation Committee. The annual target bonus amount will be set at 75%, or as amended by the Compensation Committee, of her annual base salary. Ms. Duran must remain an active employee through the time the Compensation Committee determines bonus amounts for her to earn a bonus.

Severance Benefits

Ms. Duran participates is eligible to participate in the Executive Severance Benefit Plan of the Company (the “Severance Plan”), the terms of which are described below.

Executive Severance Benefit Plan

The Severance Plan was most recently amended on March 7, 2011. The Severance Plan covers certain officers (other than David Brown and Kevin Carney), and certain others who have employment agreements, and other key employees as designated by the Board. Benefits provided include cash severance payments and accelerated vesting of outstanding stock and options.

Termination Without Cause or Resignation for Good Reason. Under the Severance Plan, if an Eligible Employee’s (as such term is defined in the Severance Plan), employment with the Company terminates without cause, or the Eligible Employee terminates his or her employment with good reason, the Eligible Employee is entitled to a lump sum severance payment to the Eligible Employee in an amount equal to six months of the Eligible Employee’s then-current base salary (as defined in the Severance Plan), and 50% of the greater of (i) the Eligible Employee’s Target Bonus (as such term is defined in the Severance Plan) for the year in which the termination occurs and (ii) the prior year’s Target Bonus actually earned, subject to withholdings and deductions. Additionally, the Eligible Employee would be entitled to acceleration of six months’ worth of vesting of the shares of stock held by the Eligible Employee and the shares of stock subject to any options held by the Eligible Employee, subject to adjustment in the event that no shares would vest under an award due to a cliff vesting provision. Further, we will pay any COBRA payments for six months.

Termination Without Cause or Resignation for Good Reason Following a Change of Control. Under the Severance Plan, if within eighteen months following a change of control an Eligible Employee’s employment with the Company terminates without cause, or if the Eligible Employee terminates his or her employment with good reason, the Eligible Employee is entitled to the same benefits as would be received in the event of a termination without cause or resignation for good reason (described above), except that instead of the acceleration of six months’ worth of vesting of shares of stock held by the Eligible Employee, the vesting (and in the case of options’ exercisability) of each then-unvested equity award held by the Eligible Employee shall be accelerated as to that number of shares equal to the greater of (i) the acceleration of six months’ worth of vesting (and exercisability) and (ii) 50% of the then-unvested shares subject to such award, with such accelerated vesting (and exercisability) effective as of the termination of employment.

Change in Control Benefits

•	Immediately prior to a Change of Control (as such term is defined in the Severance Plan), and subject to the Eligible Employee’s continued employment with the Company through such time, 25% of the then-unvested shares subject to each then-outstanding equity award (or such lesser number as then remain unvested) held by the Eligible Employee shall become fully vested, and, as applicable exercisable.

•	The vesting of each then-unvested equity award (including stock options) shall be accelerated as to that number of shares equal to the greater of (i) the 6 month acceleration and (ii) fifty percent (50%) of the then-unvested shares subject to such award, such accelerated vesting and exercisability effective as of the date of the Eligible Employee’s termination of employment.

•	In addition, in the event of a Change of Control in which either (i) the acquiring or surviving entity does not agree to assume or otherwise continue the Eligible Employee’s outstanding equity awards, or (ii) the acquiring or surviving company does assume or otherwise continue the Eligible Employee’s outstanding equity awards but such awards cease to cover shares of common stock that are readily tradable on an established securities market, then 100% of the shares subject to each then-outstanding unvested equity award held by the Eligible Employee shall become fully vested, and as applicable, exercisable.

Conditions to Receipt of Benefits. To be eligible to receive benefits under the Severance Plan, the Eligible Employee must execute a general waiver and release of claims in favor of the Company. If an Eligible Employee is terminated for cause or resigns without good reason, the Eligible Employee is ineligible for benefits under the Executive Severance Benefit Plan. Award held by the Eligible Employee shall become fully vested, and as applicable, exercisable.

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Clawback

On March 7, 2011, all of the employment agreements, and the Severance Plan, were amended to provide for a clawback provision which provides that notwithstanding the terms of any agreement to the contrary, any portion of the payments and benefits provided under the agreement, as well as any other payments and benefits which the NEOs and other senior executives receive pursuant to a Company plan or other arrangement, shall be subject to a clawback to the extent necessary to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any Securities and Exchange Commission rule.

2005 Equity Incentive Plan

Under the 2005 Plan, in the event of specified significant corporate transactions, such as a sale of all or substantially all of the Company’s assets, a sale of at least 90% of the Company’s outstanding securities, a merger in which the Company is not the surviving entity, or a merger in which the Company is the surviving entity, but the Company’s common stock outstanding immediately prior to the transaction is exchanged or converted into other property, all outstanding stock awards under the 2005 Equity Incentive Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by individuals whose service with us or the Company’s affiliates has not terminated more than three months prior to the effective date of the corporate transaction, the vesting and exercisability provisions of such stock awards will be accelerated in full and such awards will be terminated if not exercised prior to the effective date of the corporate transaction, and (ii) all other outstanding stock awards will terminate if not exercised prior to the effective date of the corporate transaction. The Company’s Board may also provide that the holder of an outstanding stock award not assumed in the corporate transaction will surrender such stock award in exchange for a payment equal to the excess of (i) the value of the property that the optionee would have received upon exercise of the stock award, over (ii) the exercise price otherwise payable in connection with the stock award.

2008 Equity Incentive Plan

Under the 2008 Plan, in the event of specified significant corporate transactions, such as a sale of all or substantially all of the Company’s assets, a sale of at least 90% of the Company’s outstanding securities, a merger in which the Company is not the surviving entity, a merger in which the Company is not the surviving entity, or a merger in which the Company is the surviving entity, but the Company’s common stock outstanding immediately prior to the transaction is exchanged or converted into other property, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all outstanding stock awards under the 2008 Plan or may substitute similar stock awards for stock awards outstanding under the 2008 Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the specified corporate transaction), and any reacquisition or repurchase rights held by the Company in respect of common stock issued pursuant to stock awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such specified corporate transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a stock award or substitute a similar stock award for only a portion of a stock award. The terms of any assumption, continuation or substitution shall be set by the Board.

Except as otherwise stated in the 2008 Plan, in the event of a specified corporate transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding stock awards or substitute similar stock awards for such outstanding stock awards, then with respect to stock awards that have not been assumed, continued or substituted and that are held by participants in the 2008 Plan whose continuous service with the Company has not terminated prior to the effective time of the specified corporate transaction, the vesting of such stock awards (and, with respect to options and stock appreciation rights, the time at which such stock awards may be exercised) shall be accelerated in full to a date prior to the effective time of such specified corporate transaction (contingent upon the effectiveness of the corporate transaction) as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the corporate transaction), and such stock awards shall terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by the Company with respect to such stock.

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2005 Non-Employee Director’s Stock Option Plan

Under the 2005 Directors’ Plan, in the event of specific significant corporate transactions, such as a sale of all or substantially all of the Company’s assets, a sale of at least 90% of the Company’s outstanding securities in a merger, consolidation or similar transaction in which the Company is not the surviving entity, or a merger, consolidation or similar transaction in which the Company is the surviving entity but the Company’s common stock outstanding immediately prior to the transaction is exchanged for or converted into other property, all outstanding awards under the 2005 Non-Employee Directors’ Stock Option Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such awards, then (i) with respect to any such awards that are held by optionees then performing services for the Company or any of the Company’s affiliates, the vesting and exercisability of such awards will be accelerated in full and such awards will be terminated if not exercised prior to the effective date of the corporate transaction, and (ii) all other outstanding awards will terminate if not exercised prior to the effective date of the corporate transaction. The Board may also provide that the holder of an outstanding award not assumed in the corporate transaction will surrender such award in exchange for a payment equal to the excess of (i) the value of the property that the holder would have received upon exercise of the award, over (ii) the exercise price otherwise payable in connection with the award.

Summary of Estimated Amounts Payable Upon a Separation or Change of Control

The table below estimates amounts payable upon a separation, change of control and a separation following a change of control as of December 31, 2013 for Messrs. Brown, Carney, Teichman and Ms. Duran using $31.79, the closing price of the stock on that date:

Name	Termination Without Cause or Resignation for Good Reason		Change of Control		Termination Without Cause or Resignation for Good Reason Following a Change of Control
David L. Brown
Cash Benefit	$2,016,000	(1)	$2,016,000	(1)	—
Stock Options	$1,390,329	(2)	$2,331,118	(3)	—
Restricted Stock	$2,403,588	(2)	$4,033,099	(3)	—
COBRA Premiums	$24,441	(4)	—		$24,441
Total	$5,834,358		$8,380,217		$24,441
Kevin M. Carney
Cash Benefit	$636,625	(5)	—		$636,625
Stock Options	$320,762	(7)	$576,671	(8)	$576,671	(9)
Restricted Stock	$561,783	(7)	$1,001,100	(8)	$1,001,100	(9)
COBRA Premiums	$16,165	(6)			$16,165
Total	$1,535,335		$1,577,771		$2,230,561
Jason T. Teichman
Cash Benefit	$315,350	(10)	—		$315,350
Stock Options	$125,180	(12)	$140,694	(13)	$281,387	(14)
Restricted Stock	$214,639	(12)	$244,288	(13)	$488,457	(14)
COBRA Premiums	$8,188	(11)			—
Total	$663,357		$384,982		$1,085,194
Roseann Duran
Cash Benefit	$227,500	(10)	—		$227,500
Stock Options	$70,041	(12)	$79,888	(13)	$159,776	(14)
Restricted Stock	$119,658	(12)	$139,034	(13)	$278,068	(14)
COBRA Premiums	$2,909	(11)			—
Total	$420,108		$218,922		$665,344

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(1)	Lump sum severance payment in an amount equal to 18 months of then-current base salary plus 150% of the prior year’s bonus.

(2)	Unvested equity awards held will accelerate as to the same extent as such awards would have been vested had employment continued for an additional 18 months.

(3)	Unvested equity awards held will accelerate and become immediately and fully vested.

(4)	Payment by the Company of COBRA premiums for a maximum of 18 months.

(5)	Lump sum severance payment in an amount equal to 12 months of then-current base salary plus 100% of the prior year’s bonus.

(6)	Reimbursement of COBRA premiums for a maximum of 12 months.

(7)	Unvested equity awards held will accelerate as to the same extent as such awards would have been vested had employment continued for an additional 12 months.

(8)	Unvested equity awards held will accelerate as to 75% of the then-unvested awards.

(9)	Unvested equity awards held will accelerate as to the greater of (A) the same extent as such awards would have been vested had employment continued for an additional 12 months or (B) 75% of the then-unvested awards.

(10)	Severance payment in an amount equal to six months’ salary, plus 50% target annual bonus (or 50% of actual bonus paid in prior year, if higher) payable in accordance with the Company’s standard payroll practices.

(11)	Reimbursement of COBRA premiums for a maximum of six months.

(12)	Unvested equity awards will accelerate as to the same extent as such awards would have been vested had employment continued an additional six months.

(13)	Unvested equity awards will accelerate as to 25% of the then unvested awards.

(14)	Unvested equity awards will accelerate as to the greater of (A) the same extent as such awards would have been vested had employee continued for an additional six months or (B) 50% of the then-unvested awards.

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REPORT OF COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the Compensation Committee shall not constitute “soliciting material,” shall not be deemed “filed” with the SEC and is not to be incorporated by reference into any of the Company’s other filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this report by reference therein.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

COMPENSATION COMMITTEE
Hugh M. Durden, Chair
Timothy I. Maudlin
Philip J. Facchina
Anton Levy

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COMPENSATION OF DIRECTORS

During 2013, the compensation policy for our non-employee directors provided for the following cash payments:

Committee and Chair Fees	Quarterly Retainer ($)	Per Meeting Fee ($)
Board member	6,250	—
Lead director	2,000	—
Audit Committee member	1,875	—
Compensation Committee member	1,000	—
Nominating Committee member	375	—
Audit Committee Chair(1)	1,250	—
Compensation Committee Chair(1)	750	—
Nominating and Corporate Governance Committee Chair(1)	375	—
Board/per meeting fee – Tier I		2,000
Board/per meeting fee – Tier II		1,000

(1)	Paid in addition to committee member fee.

Board member participation meeting fees were excluded from this quarterly retainer and are paid on a per meeting basis. During 2013 the Company paid per meeting board fees of $2,000 for Tier I meetings and $1,000 for Tier II meetings. The determination of Tier I and II meetings is at the discretion of the Chairman of the Board and is primarily based on the items to be reviewed and/or acted at the meeting. The members of the Board are also eligible for reimbursement for their expenses incurred in attending Board and committee meetings in accordance with Company policy.

The following table provides information for fiscal 2013 compensation for non-employee directors who served during fiscal 2013:

Name	Fees Earned or Paid in Cash	Restricted Stock Awards(1)(2)	Stock Option Awards(1)(3)	Total
Hugh M. Durden	$50,500	$74,630	$191,670	$316,800
Philip J. Facchina	$41,500	$104,980	$198,749	$345,229
Anton J. Levy	$40,000	$115,471	$207,943	$363,414
Timothy I. Maudlin	$60,500	$87,800	$232,836	$381,136
Robert S. McCoy, Jr.	$46,500	$74,630	$181,380	$302,510
Deborah H. Quazzo	$45,000	$114,218	$209,058	$368,276

(1)	The amounts shown reflect the aggregate grant date fair value expense computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Footnote 13 to the Company’s audited financial statements for the year ended December 31, 2013, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2014. All awards were granted immediately following the 2013 Annual Meeting of Stockholders.

(2)	On May 8, 2013, each of Messrs. Durden, Facchina, Levy, McCoy, Maudlin, and Ms. Quazzo received 4,250 shares of restricted stock with a grant date value of $81,770. On the same date, Mr. Maudlin received an additional 750 shares of restricted stock for his services as Lead Director with a grant date fair market value of $14,430.

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(3)	On May 8, 2013, each director was granted an option to purchase shares of our common stock in the following amounts and value: Mr. Durden, an option of 18,625 shares of common stock with a grant date fair market value of $209,904; Mr. Facchina, an option of 16,250 shares of common stock with a grant date fair market value of $183,138; Mr. Levy, an option of 15,625 shares of common stock with a grant date fair market value of $176,094; Mr. Maudlin, an option of 22,625 shares of common stock with a grant fair market value of $254,984; Mr. McCoy, an option of 17,625 shares of common stock with a grant date fair market value of $198,634; and Ms. Quazzo, an option of 16,250 shares of common stock with a grant date fair value of $ 183,138. All stock options were granted at an exercise price of $19.24 per share.

Only non-employee directors of the Company are eligible to receive options under the 2005 Non-Employee Directors’ Stock (the “2005 Directors Plan”). Options granted under the 2005 Directors Plan are intended by the Company not to qualify as incentive stock options under the Internal Revenue Code.

During 2013 the Company granted 4,250 shares of restricted stock to each non-employee director, under the 2005 Directors Plan. Mr. Maudlin received an additional 750 shares of restricted stock for his services as Lead Director and these shares were granted under the Amended and Restated 2008 Equity Incentive Plan of the Company. These grants were awarded immediately following the 2013 Annual Meeting of Stockholders, and they vest in the first anniversary of the date of grant.

As of December 31, 2013, the non-employees directors, had the following equity awards outstanding:

	Outstanding Restricted Stock Awards	Outstanding Restricted Stock Units Awards(1)	Outstanding Stock Options Awards	Total
Hugh M. Durden	4,250	30,000	85,125	119,375
Philip J. Facchina	4,250	—	66,000	70,250
Anton J. Levy	8,417	—	56,250	64,667
Timothy I. Maudlin	5,000	30,000	174,750	209,750
Robert S. McCoy, Jr.	4,250	30,000	79,750	114,000
Deborah H. Quazzo	8,417	—	66,000	74,417

(1)	Messrs. Durden, Maudlin and McCoy were granted 30,000 restricted stock units in 2009, vesting in equal annual installments over a three-year period from the grant date of February 5, 2009 and as of December 31, 2013, they are fully vested and are payable in common stock upon retirement from the Board.

RELATED TRANSACTIONS — POLICY AND PROCEDURES

The Audit Committee has authority to review and approve all related party transactions as set forth in the Audit Committee Charter. To identify related party transactions, each year, the Company submits and require its directors and officers to complete Director and Officer Questionnaires identifying any transactions with us in which the executive officer or director or their family members have an interest. The related party transactions are reviewed due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, with the Company’s interests. In addition, the Nominating and Corporate Governance Committee determines, on an annual basis, which members of the Board are independent (as independence is currently defined in Rule 4200(a) (15) of the NASDAQ listing standards). The Nominating and Corporate Governance Committee reviews and discusses any relationships with directors that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. Finally, the Company’s Code of Conduct establishes the standards of behavior for all employees, officers, and directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 27, 2011, the Company acquired all the assets and stock of NetSol Parent, LLC, and all of its subsidiaries, including Network Solutions, LLC. In connection with that acquisition, the Company issued 18 million shares of Common Stock to NWS Holdings, Inc., an entity owned and controlled by General Atlantic Service Company, LLC. Mr. Anton Levy, a managing partner of General Atlantic was named as a member of the Board of Directors and the Compensation Committee of the Company. Mr. Levy is also a director with Red Ventures LLC, which is a business partner of the Company. General Atlantic is the beneficial owner of greater than 5% of the Company’s outstanding common stock, as further disclosed in the “Security Ownership of Certain Beneficial Owners and Management”. General Atlantic is also a substantial stockholder of Red Ventures, holding a 25% ownership interest in Red Ventures. The Company incurred approximately $18.0 million of expense for sales and marketing services provided by Red Ventures during the year ended December 31, 2012. The Company made payments totaling $20.4 million to Red Ventures during the year ended December 31, 2012, including $2.7 million that related to services incurred in 2011. As of December 31, 2012, approximately $0.4 million was payable to Red Ventures. Included in the 2012 expense is a $1.5 million charge to early terminate the Company’s contract for telesales and marketing services with Red Ventures. The contract was terminated in 2012 with a last payment made in January 2013.

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The Audit Committee, approved in 2013, hiring Brown & Associates, an entity owned by a relative of the Company’s Chief Executive Officer and Chairman of the Board, on a contingency based fee for a sales tax review and study. The total amount of fees paid to Brown & Associates for successful refunds of sales tax was $6,400 paid for year ended December 31, 2013.

Donald Brown, a relative of the Company’s Chief Executive Officer and Chairman of the Board, is an employee of the Company and for 2013, he received an annual salary of $160,000, a bonus of $64,000, and equity awards in the manner of 3,300 stock options and 3,300 restricted stock. Mr. Brown reports to the Sr. Vice President, Operations.

The Company owns one aircraft to facilitate the business travel of our executive officers and certain all other employees. In general, company employees are not permitted to use the aircraft for personal travel. In fiscal 2013, Mr. Brown entered into a "Time-sharing Agreement" with us, under which he reimburses us for all incremental costs incurred in connection with his personal use of our aircraft, in accordance with Federal Aviation Administration requirements. Under this arrangement, because Mr. Brown is paying the full incremental cost of his personal travel, he is not considered to be in receipt of any element of compensation that would require either the imputation of income under IRS rules, or compensation disclosure under SEC rules.

The Company leases space in a data center from Quality Technology Services LLC (“QTS”). General Atlantic LLC is one of the Company’s greater than 5% shareholders, and has approximately a 50 percent ownership interest in QTS. This business relationship was an agreement between QTS and Network Solutions and was acquired by the Company as a result of the acquisition of the assets and stock of NetSol Parent, LLC, and all of its subsidiaries, including Network Solutions, LLC and commenced on October 27, 2011 upon the consummation of the acquisition. The Company incurred approximately $1.4 million for data center services provided by QTS during the year ended December 31, 2013.

With these exceptions, from the beginning of 2013 until the present, there have been no (and there are no currently proposed) other transactions involving an amount in excess of $120,000 in which the Company was (or is to be) a participant and any executive officer, director, 5% beneficial owner of the common stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest, except the compensation arrangements described above for the named executive officers and directors and compensation arrangements with the other executive officers not required to be disclosed in this section by SEC rules and regulations.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By order of the Board of Directors

Matthew P. McClure Secretary

Date: April 1, 2014

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Appendix A

Web.com Group, Inc.

2014 Equity Incentive Plan

Adopted by the Board of Directors: March 24, 2014

Approved by the Stockholders: _______, 2014

1.          General.

(a)          Successor to and Continuation of Prior Plans. The Plan is intended as the successor to and continuation of the 2005 Equity Incentive Plan, the Amended and Restated 2005 Non-Employee Directors’ Stock Option Plan and the 2008 Equity Incentive Plan (collectively, the “Prior Plans”). Following the Effective Date, no additional stock awards may be granted under the Prior Plans. In addition, from and after 12:01 a.m. Pacific time on the Effective Date, all outstanding stock awards granted under the Prior Plans or the 1999 Equity Incentive Plan will remain subject to the terms of the applicable Prior Plan or the 1999 Equity Incentive Plan; provided, however, that any shares subject to outstanding stock awards granted under the Prior Plans or the 1999 Equity Incentive Plan that (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited, cancelled or otherwise returned because of the failure to meet a contingency or condition required to vest such shares; or (iii) other than with respect to outstanding options and stock appreciation rights granted under the Prior Plans or the 1999 Equity Incentive Plan with respect to which the exercise or strike price is at least one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the option or stock appreciation right on the date of grant (the “Prior Plans’ Appreciation Awards”), are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with a stock award (collectively, the “Prior Plans’ Returning Shares”) will immediately be added to the Share Reserve (as further described in Section 3(a) below) as and when such shares become Prior Plans’ Returning Shares and become available for issuance pursuant to Awards granted hereunder. All Awards granted on or after 12:01 a.m. Pacific time on the Effective Date of this Plan will be subject to the terms of this Plan.

(b)          Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(c)          Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d)          Purpose. The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.          Administration.

(a)          Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)          Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)          To determine (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

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(ii)         To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii)        To settle all controversies regarding the Plan and Awards granted under it.

(iv)        To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).

(v)         To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not impair a Participant’s rights under his or her then-outstanding Award without his or her written consent except as provided in subsection (viii) below.

(vi)        To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, no amendment of the Plan will impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(vii)       To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding incentive stock options or (C) Rule 16b-3.

(viii)      To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix)         Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x)          To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

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(c)          Delegation to Committee.

(i)          General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)         Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3.

(d)          Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(x)(iii) below.

(e)          Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(f)          Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee will have the authority to: (i) reduce the exercise, purchase or strike price of any outstanding Option or SAR under the Plan, or (ii) cancel any outstanding Option or SAR that has an exercise price or strike price greater than the then-current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

3.          Shares Subject to the Plan.

(a)          Share Reserve.

(i)          Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed (A) five million eight hundred seventy thousand (5,870,000) shares plus (B) the Prior Plans’ Returning Shares, if any, which become available for grant under this Plan from time to time (such aggregate number of shares described in (A) and (B) above, the “Share Reserve”).

(ii)         Subject to Section 3(b), the number of shares available for issuance under the Plan shall be reduced by: (A) one (1.0) share for each share of Common Stock issued pursuant to an Option or Stock Appreciation Right granted under Section 5 with respect to which the exercise or strike price is at least one hundred percent (100%) of the Fair Market Value of the underlying Common Stock on the date of grant; and (B) one and one-half (1.5) shares for each share of Common Stock issued pursuant to a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award or Other Stock Award granted under Section 6.

(iii)        Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

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(b)          Reversion of Shares to the Share Reserve.

(i)          Shares Available for Subsequent Issuance. If (A) any shares of Common Stock subject to a Stock Award are not issued because such Stock Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or is settled in cash (i.e., the Participant receives cash rather than stock), (B) any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares, or (C) with respect to a Full Value Award, any shares of Common Stock are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with such Full Value Award, such shares will again become available for issuance under the Plan (collectively, the “2014 Plan Returning Shares”). For each (1) 2014 Plan Returning Share subject to a Full Value Award or (2) Prior Plans’ Returning Share subject to a stock award other than a Prior Plans’ Appreciation Award, the number of shares of Common Stock available for issuance under the Plan will increase by one and one-half (1.5) shares.

(ii)         Shares Not Available for Subsequent Issuance. Any shares of Common Stock reacquired or withheld (or not issued) by the Company to satisfy the exercise or purchase price of a Stock Award will no longer be available for issuance under the Plan, including any shares subject to a Stock Award that are not delivered to a Participant because such Stock Award is exercised through a reduction of shares subject to such Stock Award (i.e., “net exercised”). In addition, any shares reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with an Option or Stock Appreciation Right or a Prior Plans’ Appreciation Award, or any shares repurchased by the Company on the open market with the proceeds of the exercise or strike price of an Option or Stock Appreciation Right or a Prior Plans’ Appreciation Award will no longer be available for issuance under the Plan.

(c)          Incentive Stock Option Limit. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be seventeen million six hundred and ten thousand (17,610,000) shares of Common Stock.

(d)          Section 162(m) Limitations. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations shall apply.

(i)          A maximum of two million (2,000,000) shares of Common Stock subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date any such Stock Award is granted may be granted to any Participant during any calendar year. Notwithstanding the foregoing, if any additional Options, SARs or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award is granted are granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Stock Awards will not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Award is approved by the Company’s stockholders.

(ii)         A maximum of two million (2,000,000) shares of Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).

(iii)        A maximum of six million dollars ($6,000,000) may be granted as a Performance Cash Award to any one Participant during any one calendar year.

(e)          Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.          Eligibility.

(a)          Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or alternatively comply with the distribution requirements of Section 409A of the Code.

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(b)          Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.          Provisions Relating to Options and Stock Appreciation Rights.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a)          Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b)          Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c)          Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i)          by cash, check, bank draft or money order payable to the Company;

(ii)         pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)        by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv)        if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v)         in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

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(d)          Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e)          Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i)          Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (and pursuant to Sections 5(e)(ii) and 5(e)(iii)), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii)         Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii)        Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f)          Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g)          Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

(h)          Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

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(i)          Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j)          Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k)          Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l)          Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company's then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

(m)          Rights as Stockholder. A Participant shall have no rights to dividends, dividend equivalents, distributions or any other rights of a shareholder with respect to any shares of Common Stock subject to an Option or SAR until the Participant has satisfied all requirements for the exercise of, or the issuance of, the shares of Common Stock subject to the vested portion of an Option or SAR, and the issuance of the shares of Common Stock subject to such vested portion of the Option or SAR has been entered into the books and records of the Company.

6.          Provisions of Stock Awards Other than Options and SARs.

(a)          Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

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(i)          Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)         Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii)        Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv)        Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v)         Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b)          Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)          Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)         Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)        Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)        Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v)         Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi)        Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

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(c)          Performance Awards.

(i)          Performance Stock Awards. A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d)(ii)) that is payable (including that may be granted, vest or be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board or the Committee), in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii)         Performance Cash Awards. A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d)(iii)) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board or the Committee), in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii)        Committee and Board Discretion. The Committee (or, if not required for compliance with Section 162(m) of the Code, the Board or the Committee) retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

(iv)        Section 162(m) Compliance. Unless otherwise permitted in compliance with Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (A) the date ninety (90) days after the commencement of the applicable Performance Period, and (B) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where the Performance Goals relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction or any completion of any Performance Goals, shares subject to Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of any further considerations as the Committee, in its sole discretion, will determine.

(d)          Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards granted under Section 5 and this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.          Covenants of the Company.

(a)          Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b)          Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

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(c)          No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.          Miscellaneous.

(a)          Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock issued pursuant to Stock Awards will constitute general funds of the Company.

(b)          Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c)          Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d)          No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e)          Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f)          Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

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(g)          Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h)          Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(i)          Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j)          Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k)          Compliance with Section 409A. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.

(l)          Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

9.          Adjustments upon Changes in Common Stock; Other Corporate Events.

(a)          Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(d); and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

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(b)          Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)          Corporate Transaction. The following provisions will apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award.

(i)          Stock Awards May Be Assumed. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including, but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be determined by the Board in accordance with the provisions of Section 2.

(ii)         Stock Awards Held by Current Participants. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, with respect to Options and Stock Appreciation Rights, the time at which such Stock Awards may be exercised) shall be accelerated in full to a date prior to the effective time of the Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

(iii)        Stock Awards Held by Person Other than Current Participants. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv)        Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award), over (B) any exercise price payable by such holder in connection with such exercise.

(d)          Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

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10.         Plan Term; Earlier Termination or Suspension of the Plan.

(a)          The Board may suspend or terminate the Plan at any time. No Incentive Stock Option will be granted after the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, and (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)          No Impairment of Rights. Suspension or termination of the Plan will not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.

11.         Effective Date of Plan.

This Plan will become effective on the Effective Date.

12.         Choice of Law.

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.         Definitions. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)          “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b)          “Annual Meeting” means the annual meeting of stockholders held in a given calendar year.

(c)          “Award” means a Stock Award or a Performance Cash Award.

(d)          “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(e)          “Board” means the Board of Directors of the Company.

(f)          “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(g)          “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv)  such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(h)          “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

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(i)          any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii)         there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)        the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company will otherwise occur, except for a liquidation into a parent corporation;

(iv)        there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v)         individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of this Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company. Further, to the extent required for compliance with Section 409A, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion, and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code and the Treasury Regulations and guidance thereunder.

(i)          “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j)          “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(k)          “Common Stock” means the common stock of the Company.

(l)          “Company” means Web.com Group, Inc., a Delaware corporation.

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(m)          “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(n)          “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(o)          “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)          a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)         a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii)        a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)        a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(p)          “Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.

(q)          “Director” means a member of the Board.

(r)          “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(s)          “Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2014; provided, that the Plan is approved by the Company’s stockholders at such meeting.

(t)          “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(u)          “Entity” means a corporation, partnership, limited liability company or other entity.

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(v)         “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(w)          “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(x)          “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)          If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)         Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)        In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(y)          “Full Value Award” means a Stock Award that is not an Option or SAR with respect to which the exercise or strike price is at least 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date of grant.

(z)          “Incentive Stock Option” means an option granted pursuant to Section 5 that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(aa)         “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(bb)         “Nonstatutory Stock Option” means any option granted pursuant to Section 5 that does not qualify as an Incentive Stock Option.

(cc)         “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(dd)         “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(ee)         “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(ff)         “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(gg)         “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

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(hh)         “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ii)         “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(jj)         “Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(kk)         “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ll)         “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(mm)         “Performance Criteria” means the one or more criteria that the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board or the Committee) will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) stock price; (ix) margin (including gross margin); (x) income (before or after taxes); (xi) operating income; (xii) operating income after taxes; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii) stockholders’ equity; (xxviii) capital expenditures; (xxix) debt levels; (xxx) operating profit or net operating profit; (xxxi) workforce diversity; (xxxii) growth of net income or operating income; (xxxiii) billings; and (xxxiv) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Committee or Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(nn)         “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board or the Committee) for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board or the Committee) (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Committee (or Board, if applicable) will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles.

(oo)          “Performance Period” means the period of time selected by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board or the Committee) over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Committee (or Board, if applicable).

(pp)         “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

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(qq)         “Plan” means this Web.com Group, Inc. 2014 Equity Incentive Plan.

(rr)         “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(ss)         “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(tt)         “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(uu)         “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(vv)         “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ww)         “Rule 405” means Rule 405 promulgated under the Securities Act.

(xx)        “Rule 701” means Rule 701 promulgated under the Securities Act.

(yy)         “Securities Act” means the Securities Act of 1933, as amended.

(zz)         “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(aaa)        “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(bbb)        “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(ccc)        “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ddd)        “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(eee)        “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

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Voting Items

The Board of Directors recommends you vote FOR the following:

   Nominees:

   01) David L. Brown
   02) Timothy I. Maudlin

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2014.

M69794-P48302